As Filed with the Securities and Exchange Commission on September 1, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GENERAL COMMUNICATION, INC.
               (Exact name of issuer as specified in its charter)

         ALASKA                                                  92-0072737
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
               (Address of Principal Executive Offices) (zip code)

                           GENERAL COMMUNICATION, INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 John M. Lowber
                           General Communication, Inc.
          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
                     (Name and address of agent for service)
                                  907.265.5600
          (Telephone number, including area code, of agent for service)

                              Copy to: J. J. Brecht
         Wohlforth, Vassar, Johnson & Brecht, A Professional Corporation
             900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501
                                  907.276.6401

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                       Proposed
                                                       maximum           Proposed maximum         Amount of
   Title of securities to be        Amount to          offering         aggregate offering      registration
          Registered              be registered     price/share (1)            price                 fee
---------------------------------------------------------------------------------------------------------------
  General Communication,
    Inc. Common Stock
        Class A                     2,500,000           $6.625              $16,562,500            $4,604.38
===============================================================================================================

1 Estimated solely for the purpose of calculating the amount of the registration fee and based upon the average of the high and low sale prices of $6.8125 per share and $6.4375 per share, respectively, i.e., an average of $6.625 per share, as quoted on the Nasdaq Stock Market on August 30, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

         The contents of the initial registration statement pertaining to the General Communication, Inc. Qualified Employee Stock Purchase Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60728) and the subsequent registration of additional shares filed with the Commission on Form S-8 on September 27, 1995 (Registration No. 333-8760) and on November 6, 1998 (Registration No. 333-66877), and the Company's annual report on Form 10-K for the year ended December 31, 1999 and the Plan's annual report on Form 11-K for the year ended December 31, 1999, all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since December 31, 1999, and the description of the Company's common stock as contained in the Form 10, as amended, filed pursuant to that act are incorporated by reference into this Registration Statement. Required opinions, consents and signatures are included in this Registration Statement in accordance with the provisions of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

         See Item 1.
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         See Item 1.

Item 4.  Description of Securities

         See Item 1.

Item 5.  Interests of Named Experts and Counsel

         See Item 1.

General Communication, Inc.
Registration Statement (S-8)

Item 6.  Indemnification of Directors and Officers

         See Item 1.

Item 7.  Exemption from Registration Claimed

         See Item 1.

Item 8.  Exhibits

         See Exhibit Index and Exhibits at the end of this Registration
         Statement.

Item 9.  Undertakings

         The Company hereby undertakes each and every one of the following:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (adopted pursuant to the Securities Act of 1933, as amended) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-


General Communication, Inc.
Registration Statement (S-8)
                           effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) To agree that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) To agree that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) To disclose, in so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable; and in the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, to submit, unless in the opinion of its counsel the matter has been settled by controlling precedent, to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in that Act and to be governed by the final adjudication of that issue.


General Communication, Inc.
Registration Statement (S-8)

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 1, 2000.

                                  GENERAL COMMUNICATION, INC.
                                  (Registrant)


By:     /S/                                 By:     /S/
    Ronald A. Duncan                            John M. Lowber
    President and Chief                         Chief Financial Officer
    Executive Officer                           (Principal Financial Officer)
    (Principal Executive Officer)


                                            By:     /S/
                                                Alfred J. Walker
                                                Vice President & Chief
                                                Accounting Officer
                                                (Principal Accounting Officer)


General Communication, Inc.
Registration Statement (S-8)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         /S/                                                           8/15/00
Ronald A. Duncan                                                       Date
President, Chief Executive Officer and Director
(Principal Executive Officer)


         /S/                                                           8/21/00
Carter F. Page                                                         Date
Chairman of the Board and Director


         /S/                                                           8/21/00
Robert M. Walp                                                         Date
Vice Chairman of the Board and Director


         /S/                                                           8/24/00
Ronald R. Beaumont                                                     Date
Director

         /S/                                                           8/30/00
Donne F. Fisher                                                        Date
Director


         /S/                                                           8/30/00
William P. Glasgow                                                     Date
Director


         /S/                                                           8/30/00
Paul S. Lattanzio                                                      Date
Director

         /S/                                                           8/23/00
Stephen R. Mooney                                                      Date
Director


         /S/                                                           8/30/00
Larry E. Romrell                                                       Date
Director


James M. Schneider                                                     Date
Director


General Communication, Inc.
Registration Statement (S-8)

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 1, 2000.


                                  GENERAL COMMUNICATION, INC.
                                  QUALIFIED EMPLOYEE STOCK PURCHASE PLAN




                                  By:      /S/
                                      Alfred J. Walker
                                      Plan Administrator



General Communication, Inc.
Registration Statement (S-8)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549













                                   EXHIBITS TO



                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                       FOR THE GENERAL COMMUNICATION, INC.

                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


General Communication, Inc.
Registration Statement (S-8)

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
4                    Instruments defining rights of security holders, including indentures

4.1 (1)              Restated Articles of Incorporation of General
                     Communication, Inc.

4.2 (2)              Bylaws of General Communication, Inc.

4.3.1 (3)            Resolutions of Board of Directors of the Company and of
                     Shareholders of the Company adopted at their December 17, 1986 meetings adopting Qualified Employee Stock Purchase
                     Plan

4.3.2 Copy of the General Communication, Inc. Revised Qualified Employee Stock Purchase Plan, restated as of January 1, 2000

4.3.3 (3)            Resolution of the Board of Directors of the Company at its
                     June 4, 1992 meeting adopting certain amendments to the Plan to bring it into compliance with Rule 16b-3(d)
                     (Participant Directed Transactions)

4.3.4 (3)            Resolution of the Board of Directors of the Company adopted at its March 24, 1993 meeting adopting certain amendments to the Plan and re-establishing the Plan as an employee benefit plan of the Company

4.3.5 (3)            Resolution of the Board of Directors of the Company at its
                     March 24, 1993 meeting authorizing the increase of the allocation of common stock for acquisition by the Plan and the registration of the offering of that stock under the Securities Act of 1933

--------

     1/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1997.
     2/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1992.
     3/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's Registration Statement for the Qualified Employee Stock Purchase Plan (Registration No. 33-60728) filed April 5, 1993.


General Communication, Inc.
Registration Statement (S-8)

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
4.3.6 (4)            Certificate of Secretary on action by Board of Directors at its October 20, 1994 meeting approving certain amendments to the Plan to comply with the Tax Reform Act of 1986, as amended, and to allow for participating eligible employees to choose investments other than common stock of the Company; and resolution of the Board adopted at its December 20, 1994 meeting approving the revised plan

4.3.7 (4)            Resolution of the Board of Directors of the Company adopted at its February 9, 1995 meeting pertaining to an increase of the number of shares of Class A common stock allocated to the Plan

4.3.8 (4)            Certificate of Secretary on action of Board of Directors
                     taken without a meeting and with unanimous consent approving certain additional amendments to the Plan to comply with the Tax Reform Act of 1986, as amended, primarily relating to investment responsibility and the relationship between the Plan Committee and the Trustee;
                     and the corresponding Minutes of Action and Resolution
                     (including those amendments) of the Board approving those amendments effective on September 1, 1995

4.3.9 (5)            Certificate of Secretary on action of Board of Directors
                     taken at a teleconference meeting approving certain additional amendments to the Plan relating to gross income as treated under the Internal Revenue Code of 1986, as amended; and an excerpt from the corresponding minutes
                     (including a description of the amendments) of the Board approving those amendments effective January 1, 1995

--------
     4/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's registration statement for the Qualified Employee Stock Purchase Plan (Registration No. 333-8760) filed September 27, 1995.
     5/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's registration statement for the Qualified Employee Stock Purchase Plan (Registration No. 333-66877) filed on November 6, 1998.


General Communication, Inc.
Registration Statement (S-8)

Exhibit No.          Description
-----------          -----------
4.3.10 (5)           Certificate of Secretary on action of Board of Directors
                     taken at a teleconference meeting approving certain technical modifications to the Plan as proposed by the Internal Revenue Service; and an excerpt from the corresponding minutes (including a description of the amendments) of the Board approving those amendments effective January 1, 1996

4.3.11 (5)           Certificate of Secretary on action of Board of Directors
                     taken at a meeting approving certain additional amendments to the Plan as proposed by the Internal Revenue Service;
                     and an excerpt from the corresponding minutes (including a description of the amendments) of the Board approving those amendments effective June 25, 1997

4.3.12 Certificate of Secretary on action of Board of Directors taken at meeting approving certain amendments to the Plan dealing with hardship withdrawals and rollover contributions; and an excerpt from the corresponding minutes of the Board approving those amendments effective June 25, 1998

4.3.13 (5)           Certificate of Secretary as to resolution of the Board of
                     Directors of the Company adopted at its October 30, 1998 meeting pertaining to an increase of the number of shares of Class A and Class B common stock allocated to the Plan

4.3.14 Certificate of Secretary as to resolution of the Board of Directors of the Company adopted at its May 10, 2000 meeting pertaining to an increase in the number of shares of Class A common stock allocated to the Plan and revising the alternative mutual fund investments offered under the Plan

4.4.1 (6)            Revised Questions and Answers about the Qualified Employee
                     Stock Purchase Plan (summary plan description),dated
                     January 1, 1995

4.4.2 Revised Questions and Answers about the Qualified Employee Stock Purchase Plan (summary plan description), dated January 1, 2000

--------
     6/ Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10K for the year ended December 31, 1994.


General Communication, Inc.
Registration Statement (S-8)

Exhibit No.          Description
-----------          -----------
4.5.1 (3)            IRS Determination on Qualified Employee Stock Purchase Plan
                     and U.S. Department of Labor comments on ERISA, dated March
                     8, 1988

4.5.2 (5)            IRS Determinations on Qualified Employee Stock Purchase
                     Plan, dated March 13, 1996

5                    Opinion re legality

5.1 (3)              Legal Opinion on Legality of Shares dated March 30, 1993

5.2 (4)              Legal Opinion on Legality of Shares dated September 26,
                     1995

5.3 (5)              Legal Opinion on Legality of Shares dated November 2, 1998

5.4                  Legal Opinion on Legality of Shares dated September 1, 2000

15                   None

23                   Consents of experts and counsel

23.1                 Consent of Wohlforth, Vassar, Johnson & Brecht, A
                     Professional Corporation

23.2                 Consent of Harris, Mericle & Wakayama, P.L.L.C.

23.3                 Consent of KPMG LLP

24                   None

99                   Additional Exhibits

99.1 (3)             Resolution Appointing Plan Administrator

99.2 (3)             Resolutions Appointing Plan Committee Members

99.3 (4) Certificate of Secretary on Board of Directors Action appointing New Plan Committee Member

99.4                 Resolution Appointing Plan Committee Member on January 22,
                     1999


General Communication, Inc.
Registration Statement (S-8)

                                                                   EXHIBIT 4.3.2

                           REVISED QUALIFIED EMPLOYEE
                             STOCK PURCHASE PLAN OF
                           GENERAL COMMUNICATION, INC.


General Communication, Inc.
Registration Statement (S-8)

                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


                                       OF


                           GENERAL COMMUNICATION, INC.

   (Amended and restated in compliance with SBJPA '96 and TRA '97 and USERRA)






           -----------------------------------------------------------
                "This Document entitled Qualified Employee Stock
            Purchase Plan of General Communication, Inc. constitutes
             part of a Prospectus covering securities that have been
                  registered under the Securities Act of 1933."
           -----------------------------------------------------------


January 1, 2000                                                            - 1 -

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
ARTICLE I                  NAME AND PURPOSE OF PLAN AND TRUST                 3

ARTICLE II                 DEFINITIONS                                        4

ARTICLE III                PARTICIPATION                                      11

ARTICLE IV                 CONTRIBUTIONS                                      13

ARTICLE V                  DETERMINATION AND VESTING OF
                           PARTICIPANT ACCOUNTS                               26

ARTICLE VI                 RETIREMENT DATE--DESIGNATION
                           OF BENEFICIARY                                     30

ARTICLE VII                DISTRIBUTION FROM TRUST FUND                       31

ARTICLE VIII               FIDUCIARY OBLIGATIONS                              43

ARTICLE IX                 PLAN ADMINISTRATOR AND
                           PLAN COMMITTEE                                     46

ARTICLE X                  POWERS AND DUTIES OF THE TRUSTEE                   51

ARTICLE XI                 CONTINUANCE, TERMINATION, AND
                           AMENDMENT OF PLAN AND TRUST                        56

ARTICLE XII                MISCELLANEOUS                                      58




RESTATED QUALIFIED EMPLOYEE STOCK PURCHASE
PLAN OF GENERAL COMMUNICATION, INC.                                      PAGE 2
January 01, 2000

                                    ARTICLE I

                       NAME AND PURPOSE OF PLAN AND TRUST

    Section 1.1 Name and Purpose. The Company, by execution of this agreement, amends and restates its qualified stock purchase plan, to be known as the General Communication, Inc. Qualified Employee Stock Purchase Plan, to afford its employees a convenient means for regular and systematic purchases of common stock of the Company and to instill a proprietary interest in the Company. The Plan and Trust Fund are created for the exclusive benefit of Employee-Participants and their beneficiaries. The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code, and the trust created under the Plan is intended to be exempt under Section 501(a) of the Code.


RESTATED QUALIFIED EMPLOYEE STOCK PURCHASE
PLAN OF GENERAL COMMUNICATION, INC.                                      PAGE 3
January 01, 2000

                                   ARTICLE II

                                   DEFINITIONS

    Section 2.1 Definitions. When used in this agreement, the following words shall have the following meanings, unless the context clearly indicates otherwise:

      (i) "Account", unless otherwise indicated, means a Participant's entire interest in Company stock and any other assets in the Trust Fund created by his Employer's contributions and his own contributions, and the income, expenses, gains, and losses attributable to such stock and assets.

     (ii)   "Anniversary Date" means the first day of each Plan Year.

    (iii) "Associated Company" means any corporation which is deemed to be a member of the group of corporations under common control of the Company and which adopts this Plan and Trust with the consent of the Company. Any such Company which subsequently is no longer a member of the controlled group shall be deemed to have terminated this Plan and Trust immediately upon such failure to be a member of the controlled group.

     (iv) "Beneficiary" means the person who, under this Plan, becomes entitled to receive a Participant's Account upon his death.

      (v)   "Board of Directors" means the board of directors of the Company.

     (vi) "Break in Service" for purposes of eligibility to participate means any 12-month period, measured from the Employee's employment or Reemployment Commencement Date in which the Employee has completed no more than 500 hours of service. "One-Year Break in Service" for vesting and all other purposes means any Plan Year in which the Employee has completed no more than 500 hours of service. For purposes of this definition, hours of service shall include service as an Employee in any capacity including Union Employee and commissioned salesman.

    (vii) "Code" means the Internal Revenue Code of 1986, as it presently is constituted, as it may be amended, or any successor statute of similar purposes.

   (viii) "Company" means General Communication, Inc., a corporation with its principal place of business at Anchorage, Alaska, or any successor in interest to it resulting from merger, consolidation, or transfer of substantially all of its assets, which expressly may agree in writing to continue this Plan.

     (ix) "Compensation" means the total amount actually or constructively paid by an Employer to a Participant for services rendered to the Employer during the Plan Year including overtime pay, commissions, and bonuses, but excluding relinquished vacation pay, unused sick pay, insurance premiums, pension and retirement benefits, living expenses, other allowances, and all contributions by the Employer to this Plan, to any other tax qualified Plan or to any health accident or welfare fund or Plan. Compensation shall be calculated to include amounts that are not currently paid to a


RESTATED QUALIFIED EMPLOYEE STOCK PURCHASE
PLAN OF GENERAL COMMUNICATION, INC.                                      PAGE 4
January 01, 2000

            Participant and not includible in a Participant's gross income by reason of the application of Code Section 125 and 402(g).

            Pursuant to Code Section 401(a)(17), Compensation taken into account for all purposes under this Plan shall not exceed $150,000, as adjusted by the Secretary of the Treasury for cost of living increases each year, for any Plan Year.

      (x) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year (or in the case of the first Plan Year, the last day of such Plan Year). This Section 2.1(x) shall be interpreted to conform with Code Section 416.

     (xi) "Effective Date" of this restated Plan means January 1, 1997, unless otherwise provided in this Plan. For any Associated Company which is not participating in this Plan on the restated effective date, effective date means that date designated by the Associated Company.

    (xii) "Employee" means any person, whether male or female, now or hereafter in the employ of an Employer, including officers of the Employer, but excluding directors who are not in the Employer's employ in any other capacity, excluding independent contractors, and excluding Union Employees. Employee shall not include any individual who is treated as an independent contractor by the Employer, as reflected in the records of the Company, even if such individual becomes classified as a common-law employee of the Company by any administrative agency or court of competent jurisdiction, or by the IRS, or pursuant to an agreement between the Company and the IRS.

   (xiii) "Employer" means the Company and any Associated Company which has adopted the Plan and Trust.

    (xiv) "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Employer.

     (xv) "Fiduciary" means a person who (A) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets; (B) renders investment advice for a fee or other Compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so; or (C) has any discretionary authority or discretionary responsibility in the administration of the Plan. If any money or other property of the Plan is invested in securities issued by an investment company registered under the Investment Company Act of 1940, such investment by itself shall not cause such investment company or such investment company's investment adviser or principal underwriter to be deemed to be a fiduciary or a party in interest.

    (xvi) "Highly Compensated Employee" means, for the Plan Year beginning in 1997, and subsequent Plan Years, any Employee who:

            (A) was a five percent owner at any time during the Determination Year or the Look-Back Year; or


RESTATED QUALIFIED EMPLOYEE STOCK PURCHASE
PLAN OF GENERAL COMMUNICATION, INC.                                      PAGE 5
January 01, 2000

            (B) for the Look-Back Year, had Compensation in excess of $80,000 (as adjusted by the Secretary of the Treasury for cost of living increases), and

            (C) was in the top-paid group of Employees for the Look-Back Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during the Plan Year.

            For purposes of this definition, the Determination Year shall be the Plan Year. The Look-Back Year shall be the twelve-month period immediately preceding the Determination Year.

            In determining an individual's Compensation under this section, Compensation from each Company required to be aggregated under Code Sections 414(b), (c), (m), and (o) will be taken into account. For purposes of this section, the determination of Compensation will include deferrals made pursuant to Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Company contributions made pursuant to a elective deferral agreement, deferrals made pursuant to Code
            Section 403(b).

            A former Employee will be treated as a Highly Compensated Employee if such Employee separated from service (or was deemed to have separated) prior to the Plan Year, performs no service for the Company during the Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

            The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Code Section 414(q).

   (xvii) (A) "Hour of Service" means (1) each hour for which an Employee is paid or is entitled to payment, for the performance of duties for his Employer during the applicable computation period; (2) each hour for which an Employee is paid or is entitled to payment by his Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and (3) each hour for which back pay, irrespective of mitigation of damages, either was awarded or agreed to by the Employer.

            (B) For purposes of Section 2.1(xvii)(A)(2) the following rules shall apply: (1) no more than 501 hours will be credited to any Employee on account of a single continuous period during which the Employee performs no duties; (2) an hour shall not be credited on account of a period during which no duties are performed if the payment for such hour is made or due under a Plan maintained solely for the purpose of complying with applicable workmen's Compensation, or unemployment Compensation or disability insurance laws; (3) hours shall not be credited for payments which reimburse an Employee solely for medical or medically related expenses incurred by the Employee; and (4) a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a Trust Fund, or insurer, to which the Employer contributes or


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
            pays premiums. These rules also shall apply to the extent that any back pay is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties.

            (C) For purposes of this Section 2.1(xvii), the same hours of service shall not be credited under both Sections 2.1(xvii)(A)(1) or
            (2) of this Plan and also under Section 2.1(xvii)(A)(3) of this Plan. Each Hour of Service shall be credited under this Section 2.1(xvii) in accordance with 29 C.F.R. Section 2530.200b-2(b) and
            (c). Employment with any affiliated companies (whether or not incorporated) that are members of a controlled group as defined in Code Section 414(b), that are under common control as defined in Code Section 414(c), or that are members of an affiliated service group within the meaning of Code Section 414(m) or any other entity required to be aggregated with the Company pursuant to Code Section 414(o) and the final regulations thereunder, will be treated as employment with the Company for purposes of participation and vesting under this Plan; provided, however, that an employee must be employed by the Employer to participate in this Plan. In addition, for all purposes of the Plan, Hours of Service will be credited for any individual considered a Leased Employee under Code Section 414(n) and for any individual considered an Employee under Code
            Section 414(o) and the final regulations thereunder.

            (D) For purposes of determining whether an Employee has experienced a Break in Service, hours of service shall include each hour for which an Employee is absent from work for any period (1) by reason of the pregnancy of the Employee; (2) by reason of the birth of a child of the Employee; (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

            (E) The hours described in the preceding sentence shall be treated as hours of service in the year in which the absence from work begins if the Participant would be prevented from incurring a one-year Break in Service as a result of such treatment or, in any other case, the hours shall be treated as hours of service in the immediately following year. The hours described in the two preceding sentences shall be the hours of service which otherwise would normally have been credited to such Participant but for such absence, or in any case in which the Plan is unable to determine such hours, eight hours of service per work day of such absence. No credit will be given pursuant to this paragraph unless the Participant furnishes to the Plan Committee such timely information as the Plan may require to establish that the absence from work is for reasons described above and to establish the number of days for which there was such an absence.

            (F) An Employee will be credited with service for participation and vesting purposes for leaves of absence qualifying under the Family and Medical Leave Act of 1993, but only to the extent required by the Family and Medical Leave Act and the regulations thereunder.

  (xviii)   (A)   "Key  Employee"  means any Employee of an Employer  who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of an Employer having annual Compensation greater than 50 percent of the dollar limitation under


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
            Code Section 415(b)(1)(A), as adjusted for increases in the cost of living for any Plan Year; (2) one of the ten Employees having annual Compensation from an Employer of more than the $30,000 annual addition limitation as adjusted for increases in the cost of living and owning (or considered to own under Code Section 318) the largest interests of the Employer; (3) a five percent owner of the Employer; or (4) a one percent owner of the Employer having annual Compensation from the Employer of more than $150,000.

            (B) For purposes of Section 2.1(xviii)(A)(1) of this Plan, no more than 50 Employees (or, if lesser, the greater of 3 Employees or 10 percent of the Employees) shall be treated as officers. For purposes of Section 2.1(xviii)(A)(2) of this Plan, if two Employees have the same interest in an Employer, the Employee having greater annual Compensation from the Employer shall be treated as having a larger interest. This Section 2.1(xviii)(B) shall be interpreted to conform with Code Section 416. For purposes of this definition, "Employee" shall have the same meaning as it does under Code Section 416(i)(1). Any Beneficiary of a Key Employee shall be treated as a Key Employee.

    (xix) "Named Fiduciary" means any Fiduciary who is named in this Plan, or who, pursuant to a procedure specified in the Plan, is identified as a Fiduciary to the Plan by the Company. Such Named Fiduciaries include, but are not limited to, the Trustee, the Plan Committee, and the Plan Administrator.

     (xx)   "Normal Retirement Age" means the date a Participant attains age 65.

    (xxi)   "Participant" means any Employee who has become a Participant under
            Article III of this Plan. Participation shall cease upon the later of (A) distribution of a Participant's entire vested Account and forfeiture of a Participant's entire nonvested Account or (B) Termination of Employment.

   (xxii) "Plan" and "Plan and Trust" means the Qualified Employee Stock Purchase Plan of General Communication, Inc., and the Trust set forth in and by this Agreement and all subsequent amendments to it.

  (xxiii) "Plan Administrator" means the person appointed by the Board of Directors whose duties are provided in this Plan and Trust.

   (xxiv) "Plan Committee" means the committee appointed by the Board of Directors whose duties are provided in this Plan and Trust.

    (xxv) "Plan Year" means the Company's fiscal (taxable) year, as presently established, which ends on December 31 of each year, and this shall be the fiscal (taxable) year of the Trust. If there is a change in the Company's fiscal year, then "Plan Year" shall mean the Company's new fiscal year, and any short fiscal year resulting from such change shall be considered a full year for all purposes of this Plan. The "Plan Year" shall not change without approval of the Internal Revenue Service.

   (xxvi) "Qualifying Employer Security" means the Class A and Class B common stock of the Company.


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
  (xxvii) "Quarterly Anniversary Date" means January 1, April 1, July 1, or October 1 of each Plan Year.

 (xxviii) "Reemployment Commencement Date" means the first date after a Break in Service on which an Employee performs an Hour of Service for the Employer.

   (xxix) "Super Top Heavy Plan" means a plan in which the aggregate of the Accounts of Key Employees under the plan as of the Determination Date exceeds 90% of the aggregate of the Accounts of all Participants under the plan (as of the Determination Date for the Plan Year), excluding former Key Employees.

    (xxx) "Termination of Employment" means the termination of a person's status as an Employee as defined in Section 2.1(xii), as a Union Employee as defined in Section 2.1(xxxvi), or as a commissioned salesman.

   (xxxi) "Top Heavy Plan" means a plan in which the aggregate of the Accounts of Key Employees under the plan as of the Valuation Date exceeds 60 percent of the aggregate of the Accounts of all Participants under the Plan (as of the Determination Date for the Plan Year), excluding former Key Employees. The Accounts of Participants shall be increased by the aggregate distributions made with respect to such Participants during the five-year period ending on the Determination Date. Section 2.1(xxxi) shall be interpreted to conform with Code Section 416. For purposes of determining whether this and any aggregated plans are top heavy or super top heavy, all defined benefit and defined contribution plans (including any simplified Employee pension plan) maintained or ever maintained by the Employer in which a Key Employee participates or on which any plan in which a Key Employee participates depends for qualification under Code Sections 401(a)(4) or 410 must be aggregated. Other plans maintained or ever maintained by the Employer may be aggregated if, when considered as a group with the plans that must be aggregated, they would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

  (xxxii) "Total Disability" means a disability that permanently renders a Participant unable to perform satisfactorily the usual duties of his employment with his Employer, as determined by a physician selected by the Plan Committee, and which results in his Termination of Employment with the Employer.

 (xxxiii) "Trust Fund" means the assets of the trust established by this Plan and Trust from which the benefits under this Plan shall be paid and shall include all income of any nature earned by the fund and all changes in fair market value.

  (xxxiv) "Trustee" means the person or persons appointed as trustee of the Trust Fund and any duly appointed and qualified successor trustee.

   (xxxv) "Trustee Responsibility" means any responsibility provided in the Plan to manage or control the assets of this Plan.

  (xxxvi) "Union Employee" means any Employee who is included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Company or any Associated Company, if retirement benefits were the subject of


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
            good faith bargaining between such Employee representatives and the Company or Associated Company.

 (xxxvii)   "Valuation Date" means the last day of each Plan Year.

 (xxxvii) "Year of Service" for purposes of eligibility to participate means any 12-month period, measured from the Employee's Employment Commencement Date or Reemployment Commencement Date, in which the Employee completes 1,000 or more Hours of Service. For purposes of this definition, Hours of Service shall include service as an Employee in any capacity including Union Employee and commissioned salesman and shall include service as an Employee of an Employer under common control with the Company as defined in Code Sections 414(b), (c), (m), and (o) and the final regulations thereunder, or any other Company designated by the Plan Committee from time to time. Year of Service also shall include service with any company that is acquired directly or indirectly by any Employer participating in this Plan whether by acquisition of stock or assets if such company becomes part of the controlled group of corporations as defined in Code Section 414(b) or (c) of which the Company is a part. "Year of Service" for purposes of vesting means any Plan Year in which the Participant completes 1,000 or more Hours of Service.

            Effective for acquisitions occurring on or after January 1, 1996, Year of Service also shall include Years of Service with any company that is acquired directly or indirectly by any Employer participating in this Plan whether by acquisition of stock or assets if such company becomes part of the controlled group of corporations as defined in Code Section 1563(a) of which the Company is a part and provided that such individual for whom such service is credited becomes an Employee of General Communication, Inc. as a result of the acquisition. Effective for Employees first employed by the Company on or after January 1, 1996, an Employee will be credited with Years of Service under this Plan for Years of Service with any company which has received services provided by the Company under a management or outsourcing contract between such company and General Communication, Inc. as a service provider (as determined by the Company) provided that such individual for whom such service is to be credited becomes an Employee of the Company directly from the company for which the Company serves as service provider (as determined by the Company).

    Section 2.2 Gender. The masculine gender shall include the feminine and neuter, and the singular shall include the plural.


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
                                   ARTICLE III

                                  PARTICIPATION

    Section 3.1 Who May Become a Participant. Any Employee of an Employer on the Effective Date who has completed one Year of Service may become a Participant on the Effective Date of the Plan. Any other or new Employee of an Employer may become a Participant on any Quarterly Anniversary Date of the Plan following his having completed one Year of Service, provided such Employee must be an Employee of the Employer when he becomes a Participant.

    Section 3.2 Participation Form. (a) Completion Requested. The participation form shall be available from the Plan Administrator. To become a Participant, each Employee must complete and return the form to the Plan Administrator on which he shall evidence the following: (i) his acceptance of participation in the Plan; and (ii) his consent to be bound by the terms and conditions of the Plan and all its amendments.

            (b) Failure To Complete, Revocation. The failure to complete and return the form will be deemed to be an election not to become a Participant. An Employee may revoke this election and become a Participant by requesting, completing, and returning an application form before a subsequent Quarterly Anniversary Date of the Plan, if he otherwise is eligible.

    Section 3.3 Effect of Break in Service on Becoming a Participant. (a) Year in Which the Employee Completes More Than 500 but Fewer Than 1,000 Hours of Service. An Employee who completes more than 500 but fewer than 1,000 hours of service during any 12-month period, measured from the Employee's employment or Reemployment Commencement Date, shall not be deemed to have completed a Year of Service nor to have suffered a Break in Service. For the purposes of Section 3.3(c) of this Plan, any breaks in service which are interrupted by a year in which the Employee has more than 500 but fewer than 1,000 hours of service shall be treated as inconsecutive breaks in service.

            (b) Inclusion of Pre-Break Years of Service in General. All years of service prior to any period of up to five consecutive one year breaks in service, not excluded by reason of this section, shall be counted in determining who may become a Participant.

            (c) Exclusion of Years of Service for Employees Without Vested Rights. Years of service completed prior to any Break in Service by an Employee who has no vested interest in any Employer contributions at the time of his reemployment shall not be counted in determining whether the Employee may become a Participant if the number of consecutive one-year breaks in service equals or exceeds the greater of five years or the aggregate number of years of service before such break. The aggregate number of years of service before such break shall not include any years of service which have been excluded by reason of a prior application of this Section 3.3(c).

    Section 3.4 Participation Upon Reemployment. An Employee who has satisfied the service requirement under Section 3.1 of this Plan by reason of years of service prior to a Break in Service of one year or longer (which service has not been excluded under Section 3.3 of this Plan) may become a Participant immediately upon his reemployment. However, an Employee who becomes a Participant under this section may not commence contributions until the first Quarterly Anniversary Date occurring after reemployment pursuant to Section 4.1 of this Plan.


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
    Section 3.5 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).


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
                                   ARTICLE IV

                                  CONTRIBUTIONS

    Section 4.1 Contributions and Salary Reductions by Participants. (a) General Rules. Each Participant shall make contributions to the Trust Fund only by means of regular payroll deductions, by elective deferrals, or in such other manner as the Plan Committee shall determine, which contributions shall be paid to the Trustee at least quarterly. Participant after-tax contributions by payroll deduction or by any other manner as the Plan Committee shall determine shall be referred to as voluntary contributions, and Participant pre-tax contributions shall be known as elective deferrals. Each Participant shall designate up to 10% of his Compensation in each payroll period, until changed by the Participant, as a elective deferral, plus any contributions under Section 4.1(c) of this Plan. A Participant may change his designation prospectively but not retroactively effective for any payroll period by filing a new election with the Plan Administrator prior to the last two weeks of the calendar quarter immediately preceding the quarter for which it is to be effective. A Participant may suspend his contributions to the Plan for any quarter by filing a written notice of suspension with the Plan Administrator at any time prior to the last two weeks of the calendar quarter immediately preceding the calendar quarter in which it is to be effective. Such notice shall remain effective until the Participant elects to make further Participant contributions, and no Employer contributions shall be made on behalf of the Participant during such suspension period. A Participant may authorize resumption of Participant contributions by filing a new contribution designation with the Plan Administrator at any time prior to the last two weeks of the calendar quarter immediately preceding the calendar quarter in which it is to be effective.

            (b) Salary Reductions. To become or remain a Participant in this Plan, an eligible Employee must elect to reduce his Compensation in such manner as the Plan Committee shall determine not to exceed 10% of his Compensation per payroll period. Such election shall be made and may be changed at any time in accordance with Section 4.1(a) of this Plan. Contributions under this section shall be made in accordance with an agreement with the Company under which the Participant elects to reduce his Compensation by the amount determined at his discretion, and for purposes of Code Section 401(k) shall be deemed to be Company contributions. Agreements to reduce Compensation shall be subject to Sections 4.11 and 4.12 of this Plan.

            (c) Nonqualified Voluntary Contributions. Each Plan Participant may contribute to the Plan for each Plan Year during which he is a Participant such amount of nonqualified voluntary contributions as he shall elect in his sole discretion, provided that such amount shall not exceed 10% of his Compensation for each payroll period. Nonqualified voluntary contributions shall be so designated in writing when made or when the Participant agrees to payroll deductions. All non-qualified voluntary contributions for the Plan Year shall be made during the Plan Year or within 30 days after the end of the Plan Year.

    Section 4.2 Determination of Contribution by the Employer. The Plan Committee on behalf of each Employer shall pay into the Trust Fund at least annually an amount up to 100% of each Participant's elective deferral and voluntary contributions to the Plan which are invested in Qualifying Employer Securities pursuant to Section 10.1(d), as the Board of Directors shall determine by resolution; provided, however, that the Employer contribution on behalf of Participants who have elected to direct the investment of any portion of their elective deferrals and voluntary contributions into investments other than Qualifying Employer Securities will


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
receive an Employer matching contribution of up to 50% of the Participant's elective deferral and voluntary contributions to the Plan. The Employer's contribution on behalf of any Participant who elects to direct the investment of any portion of his elective deferrals and voluntary contributions into investments other than Qualifying Employer Securities under Section 10.1(d) shall be equal to a stated percentage of each such Participant's contributions (both voluntary contributions and elective deferrals) under Section 4.1 of this Plan during any payroll period, and the Employer's contribution on behalf of any Participant who elects to direct the investment of all of his elective deferrals and voluntary contributions into Qualifying Employer Securities under Section 10.1(d) shall be equal to a stated percentage of each such Participant's contributions (both voluntary contributions and elective deferrals) under
Section 4.1 of this Plan during any payroll period. No Participant's elective deferral or voluntary contributions shall be matched in an amount exceeding 10% of such Participant's Compensation during any payroll period the Participant participates in the Plan. Except as provided in Section 7.3 of this Plan, the amount of the Employer's contribution shall not exceed either 10% of the aggregate Compensation of all Participants under this Plan in the year for which the contribution is being determined or the annual addition limitations of the Code as provided in Sections 4.8 or 4.9 of this Plan.

    Section 4.3 Time and Method of Payment of Contribution by the Employer. The Plan Committee on behalf of the Employer may make payment of its contribution for any Plan Year in installments on any date or dates it elects, provided that the amount of its contribution for any year shall be paid in full within the time prescribed in order to qualify such payment as an income tax deduction for such year under the Code or any other provisions of law and provided further that the final allocation of such Employer contribution shall not be made to an Account until the last day of the Plan Year. Such contribution may be made in cash, in Qualifying Employer Securities (as determined by the Company), or in property of the character in which the Trustee is authorized to invest the Trust Fund. Contributions of property other than cash or Qualifying Employer Securities shall be subject to the approval of the Trustee and the Plan Committee.

    Section 4.4 To Whom Contributions Are To Be Paid. The Employer's contributions for any Plan Year shall be paid to the Trustee and shall become a part of the Trust Fund.

    Section 4.5 Return of Employer Contributions. (a) Circumstances Under Which Return Will Be Made. A contribution by the Employer to the Plan shall be returned to the Company, at the Employer's discretion, under any of the following circumstances: (i) if a contribution is made by the Employer by a mistake of fact, including a mistaken excess contribution, within one year of its payment to the Plan; (ii) if initial qualification of the Plan is denied, within one year after the date of denial of initial qualification of the Plan; or (iii) if all or any part of the deduction of the contribution is disallowed, to the extent of the disallowance, within one year after the disallowance of the deduction.

            (b) Amount of Return. The Employer shall state by written request to the Trustee the amount of the contribution to be returned and the reason for such return. Such amount shall not include any earnings attributable to the contribution and shall be reduced by any losses attributable to the contribution. Upon sending such request to the Trustee, the Employer simultaneously shall send to the Plan Committee a copy of the request. The Trustee shall return such contributions to the Employer immediately upon receipt of the written request by the Employer. All contributions by the Employer to the Plan are declared to be conditioned upon both the qualification of the Plan under Section 401 of the Code and the deductibility of such contributions Under
Section 404 of the Code.


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
    Section 4.6 Employer's Obligations. The adoption and continuance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee or Participant, nor to be a consideration for, or an inducement or condition of, the employment of any person. Nothing in this Plan shall be deemed to give any Employee or Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee or Participant at any time, nor shall it be deemed to give the Employer the right to require the Employee or Participant to remain in its employ, nor shall it interfere with the right of any Employee or Participant to terminate his employment at any time.

    Section 4.7 Rollover Contributions and Transfers. Notwithstanding the limits imposed upon Participant contributions, a Participant may contribute any amount of funds or property to the Plan in any year if such contribution satisfies the requirements under law for rollover contributions and if the Plan Committee agrees in writing to accept such contribution on behalf of the Plan and the Employer. Subject to the direction of the Plan Committee, the Trustee is authorized to receive and add to the Trust Fund those assets attributable to employees who were participants in the Western Tele-Communications, Inc. Employee Stock Purchase Plan. A direct transfer from a qualified Plan subject to Code Section 417 shall not be permitted. The Employer shall not be required under Section 4.2 of this Plan to make any matching contributions for such rollover contributions or transfers. Rollover contributions and transfers shall be added to a separate Account for such Participant, shall be nonforfeitable, and shall be distributable under Article VII of this Plan. Transfers from the Western Tele-Communications, Inc. Employee Stock Purchase Plan shall be subject to Section 10.1(d) of this Plan.

    Section 4.8 Annual Addition. (a) Limitations. For the purpose of this
Section 4.8, the term "Annual Addition" includes Employer contributions and forfeitures and any Participant's voluntary contributions. Annual Addition shall not include any direct transfer or any contribution made by a Participant which qualified under law as a rollover contribution. The annual limitation year shall be the Plan Year. If the Annual Addition to the Account of any Participant, attributable to all defined contribution plans (including money purchase pension plans or profit-sharing plans of the Employer), would exceed either $30,000 or 25% of such Participant's Compensation, the excess amount shall be disposed of as follows:

      (i) any Participant contributions, to the extent that the return would reduce the excess amount, shall be returned to the Participant;

     (ii) The amount of such excess attributable to Employer contributions and any forfeitures shall be allocated and reallocated to other Participants' Accounts in accordance with Article V of this Plan to the extent that such allocations do not cause the additions to any such Participant's Account to exceed the lesser of the maximum permissible amount or any other limitation provided in the Plan;

    (iii) To the extent that the excess amounts described in Section 4.8(a)(ii) of this Plan cannot be allocated to other Participant Accounts, such excess amounts shall be allocated to the suspense Account in accordance with Article V of this Plan and allocated to Participants under the provisions of that article.

            (b) Compensation Defined. For purposes of limiting Annual Additions under this section and combined benefits and contributions under Section 4.9 of this Plan, compensation


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January 01, 2000
means a Participant's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered for the Employer (including but not limited to, commissions paid salesmen, compensations for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses).

                  (i) For Plan Years beginning prior to December 31, 1997, compensation for Annual Additions purposes shall not include the following: (A) Employer contributions to a deferred compensation plan that are not includable in the Employee's gross income for the year in which contributed, Employer contributions to a simplified Employee pension plan described under Code Section 408(k) to the extent such contributions are deductible by the Employee, or any distributions from a deferred compensation plan other than amounts received from an unfunded nonqualified plan; (B) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; (C) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; or (D) other amounts which received special tax benefits, or Employer contributions to purchase an annuity contract described in Code Section 403(b), whether or not under a elective deferral agreement or whether or not the amounts actually are excludable from the gross income of the Employee.

                  (ii) For Plan Years beginning after December 31, 1997, "Compensation" shall include elective deferrals (as defined in Code Section 402(g)) and any amounts which are not included in the Participant's gross income by reason of Code Sections 125 (cafeteria plans) and 457 (deferrals to governmental plans). All determinations of Compensation will be made in accordance with Code
                           Section 415(c)(3), as it may be amended from time to time.

    Section 4.9 Limitation on Combined Benefits and Contributions of All Defined Benefit and Defined Contribution Plans of the Employer. (a) Employer Contributions. In any year if the Employer makes contributions to a defined benefit plan on behalf of an Employee who also is a Participant in this Plan, then the sum of the defined benefit plan fraction and the defined contribution plan fraction (both as prescribed by law and as defined below) for such Employee for such year shall not exceed 1.0. In any year if the sum of the defined benefit plan fraction and the defined contribution plan fraction on behalf of an Employee does exceed 1.0, then the Employer's contribution on behalf of such Participant to this defined contribution plan of the Employer shall be reduced to the extent necessary to prevent the sum of the defined contribution plan fraction and the defined benefit plan fraction from exceeding 1.0. The Employer's contribution on behalf of such Participant to this Plan may be reallocated to other Participants under Article V of this Plan to the extent necessary to prevent the sum of the defined contribution plan fraction and the defined benefit Plan fraction from exceeding 1.0. If any amount cannot be allocated or reallocated without exceeding the limits provided in this Article, such amount may be allocated to the suspense Account established under Article V of this Plan and allocated to the Participants in accordance with the provisions of Article V of this Plan. For purposes of this section the limitation year shall be the Plan Year.


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
            (b) Defined Benefit Plan Fraction. The defined benefit plan fraction is a fraction the numerator of which is the projected annual benefit of the Participant under the Plan (determined as of the close of the year) and the denominator of which is the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer: (i) the product of
1.25 times the maximum benefit dollar limitation in effect for the limitation year; or (ii) the product of 1.4 times 100% of the Participant's average Compensation for his high three consecutive calendar years.

            (c) Defined Contribution Plan Fraction. The defined contribution plan fraction is a fraction the numerator of which is the sum of the annual additions to the Participant's Account under all defined contribution Plans of the Employer as of the close of the limitation year and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer: (i) the product is 1.25 times the dollar limitations in effect under Code Section 415(c)(1)(A) for the limitation year (without regard to Code Section 415(c)(6)); or (ii) the product of 1.4 times an amount equal to 25% of the Participant's Compensation for the limitation year.

            (d) Transition Rules. The Plan Committee, in its discretion, may elect to use the transition rules for calculating the defined contribution plan fraction as provided in Code Sections 415(e)(4) and 415(e)(6).

            (e) Limitation Years Beginning After December 31, 1999. This Section
4.9 shall not apply to any limitation year beginning after December 31, 1999.

    Section 4.10 Top Heavy Plan Provisions. (a) Plan Years after December 31, 1983. The provisions of this section shall have effect for any Plan Years beginning after December 31, 1983 in which the Plan is top heavy.

            (b) Minimum Contribution. If no other qualified plan maintained by the Employer provides the minimum benefit or contribution for Participants as required under Code Section 416(c) for a year that the plan is top heavy, this Plan shall provide a minimum allocation (which may include forfeitures otherwise allocable) for such Plan Year for each Participant who is a non-Key Employee in an amount equal to at least three percent of such Participant's Compensation for such Plan Year. Notwithstanding the preceding sentence, the minimum allocation required under this Section 4.10 shall in no event exceed the percentage of contributions made under the Plan for such year for the Key Employee for whom such percentage is the highest for such year. If Employees who are Participants in this Plan also participate in a defined benefit plan maintained by the Employer and both plans are top heavy in any year, the Employer may elect to satisfy the minimum contribution requirements of Code Section 416(c) and the regulations thereunder by providing a minimum allocation (which may include forfeitures otherwise allocable) for such Plan Year for each Participant (for purposes of Code Section 416(c) and the regulations thereunder) who is a non-Key Employee in an amount equal to at least 5% of such Participant's Compensation for such Plan Year. For purposes of this Section 4.10, Participants who must be considered Participants to satisfy the coverage requirements of Code Section 410(b) in accordance with Code Section 401(a)(5) and who have not separated from service at the end of the Plan Year shall be eligible to share this minimum contribution including Participants who have failed to complete 1,000 or more hours of service, who have declined to make mandatory contributions to the Plan or who have been excluded because such Participant's Compensation is less than a stated amount. Compensation for purposes of this Section 4.10 shall mean Compensation as defined in Section


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
4.8 of this Plan. Elective deferral contributions may not be used to satisfy the minimum contribution required under this section 4.10. If, in any top-heavy year, the highest percentage of Employer contributions and forfeitures allocated to any Key Employee is less than three percent, amounts allocated as a result of any Key Employee's elective deferrals must be included in determining the Employer contribution made on behalf of such Key Employees.

            (c) Modification of Plan Fractions. The 1.25 factor in the defined benefit plan fraction and defined contribution Plan fraction (as such fractions are defined in the preceding section) shall be reduced to 1.0 for any year that the Plan is top heavy. If the Plan is super top heavy, the 1.25 factor also shall be reduced to 1.0 for the Plan Year.

            (d) Maximum Compensation Limitation. The annual Compensation considered for each Participant for purposes of the Plan for any year that the Plan is top heavy shall not exceed such Participant's Compensation (as limited by Code Section 401(a)(17)).

    Section 4.11 Salary Reduction Rules. (a) Election to Reduce Salary. As a condition of participation, an Employee eligible to participate in this Plan must elect to reduce his or her Compensation by an amount determined at his or her discretion (annually not to exceed the lesser of the amount specified for a given calendar year by the Internal Revenue Service or 10% of Compensation). A Participant must make this election according to the procedure prescribed by and on the form provided by the Plan Committee.

            (b) Nondiscriminatory Benefits. All Participants are eligible to defer identical percentages of their Compensation, regardless of the amount of such Compensation; provided such percentage does not result in a deferral of more than the limitation imposed under Code Section 402(g) in any calendar year. A Participant may assign to this Plan any excess elective deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before the following March 15 of the amount of the excess elective deferrals to be assigned to the Plan. A Participant is deemed to have notified the Plan Administrator of any excess elective deferrals that arise taking into account only those elective deferrals made to this Plan and any other plans of the Employer. An excess elective deferral is any elective deferral during a calendar year in excess of the dollar limitation in effect under Code Section 402(g) for such year. On or before the April 15th following the end of each calendar year, the Company will distribute excess elective deferrals (plus any allocable income and minus any allocable loss) to any Participant to whose Account excess elective deferrals were made or assigned for the preceding year and who claims excess elective deferrals for such taxable year or who is deemed to have notified the Plan Administrator of such excess. The income or loss attributable to excess elective deferrals is the income or loss for the year allocable to the Participant's elective deferrals multiplied by a fraction, the numerator of which is the Participant's excess elective deferrals for such year and the denominator of which is the total Account balance of the Participant attributable to elective deferrals, without regard to any income or losses allocable to such elective deferrals for the calendar year. Alternatively, in the discretion of the Committee, income allocable to the Participant's excess elective deferrals may be determined under any reasonable method used by the Plan for allocating income on Plan assets.

            (c) Limit on Actual Deferral Percentage. The Actual Deferral Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:


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
                  (i) The Actual Deferral Percentage for the Plan Year for Participants who are Highly Compensated Employees may not exceed the Actual Deferral Percentage for the preceding Plan Year for Participants who are Non-Highly Compensated Employees multiplied by 1.25 times; or

                  (ii) The Actual Deferral Percentage for the Plan Year for Participants who are Highly Compensated Employees may not exceed the Actual Deferral Percentage for the preceding Plan Year for Participants who are Non-Highly Compensated Employees multiplied by 2.0, provided that the Actual Deferral Percentage for the Plan Year for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for the preceding Plan Year for Participants who are Non-Highly Compensated Employees by more than two percentage points.

                         The following rules regarding the Actual Deferral
Percentage will apply:

                  (i) The Actual Deferral Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if such contributions are treated as elective deferrals for purposes of the Actual Deferral Percentage test) allocated to his or her Account under two or more arrangements described in Code Section 401(k) that are maintained by the Company will be determined as if such elective deferrals (and, if applicable, such qualified non-elective contributions or qualified matching contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement;

                  (ii) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section will be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year;

                  (iii) For purposes of determining the Actual Deferral Percentage, elective deferrals, qualified non-elective contributions, and qualified matching contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate; and

                  (iv) The Company will maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.


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
            (d) Nonforfeitability of Elective Contributions. All elective deferral contributions made on behalf of Participants to this Plan are vested immediately. Such elective deferrals are nonforfeitable at all times.

            (e) Distributions Restriction. Elective deferrals shall be subject to the restrictions on withdrawals under Section 7.6 of this Plan.

            (f) Definitions.

                  (i) The "Actual Deferral Percentage" for a specified group of Participants for a Plan Year is the average of the ratios (calculated separately for each Participant in such group) of the amount of deferrals made under the Plan on behalf of each such Participant for the Plan Year to the Participant's Compensation for the entire Plan Year (whether or not the Participant was a Participant for the entire Plan Year) or for the portion of such Plan Year during which the Employee was a Participant, as determined by the Company for such Plan Year so long as such determination is applied uniformly to Participants under the Plan for such Plan Year. Deferrals on behalf of any Participant include [A] any elective deferrals made pursuant to the Participant's deferral election, including excess elective deferrals, but excluding elective deferrals that are taken into account in the Average Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these elective deferrals); and [B] in the discretion of the Company, all qualified non-elective contributions or such qualified non-elective contributions as are necessary to meet the Actual Deferral Percentage test and all qualified matching contributions or such qualified matching contributions as are necessary to meet the Actual Deferral Percentage test. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make elective deferrals will be treated as a Participant on whose behalf no elective deferrals are made.

                  (ii) "Elective Deferrals" means any Company contributions made to the Plan at the election of the Participant in lieu of cash compensation, including contributions made pursuant to a elective deferral agreement or other deferral arrangement. A Participant's elective deferrals in any calendar year are the sum of all Company contributions made on behalf of such Participant pursuant to an election to defer under any arrangement described in Code Section 401(k), any simplified employee pension cash or deferred arrangement described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described in Code Section 501(c)(18), and any Company contributions made on behalf of a Participant pursuant to a elective deferral agreement for the purchase of an annuity contract under Code
                         Section 403(b).

                 (iii) "Participant" for purposes of this Section 4.11 only includes all Employees eligible to participate in this Plan even if not electing to do so.


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
                  (iv) "Compensation" for purposes of this Section 4.11 means only Compensation as defined in Section 2.1(ix) of this Plan prior to any elective deferrals under Section 4.1 of this Plan.

            (g) Distribution of Excess Contributions. An excess contribution is the excess, in any Plan Year, of the aggregate amount of contributions actually taken into account in determining the Actual Deferral Percentage for Highly Compensated Employees over the maximum amount of such contributions permitted by the Actual Deferral Percentage test, determined by reducing contributions made on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest amount of elective deferrals for such Plan Year. In the event that excess contributions are made for any Plan Year, the Committee will distribute the excess contributions in accordance with this paragraph. On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Employee will have his or her portion of the excess contribution, adjusted for any income or loss allocable to such portion, distributed to him. The income or loss attributable to excess contributions is the income or loss for the Plan Year allocable to the Participant's elective deferral Account (and, if applicable, the qualified non-elective contribution Account or the qualified matching contribution Account, or both) multiplied by a fraction, the numerator of which is the Participant's excess contributions for the Plan Year and the denominator of which is the Participant's Account balance attributable to elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if any such contributions are taken into account in determining the actual deferral percentage), without regard to any income or losses allocable to such contributions for the Plan Year. Alternatively, in the discretion of the Committee, income allocable to the Participant's excess contributions may be determined under any reasonable method used by the Plan for allocating income on Plan assets. Excess contributions will be distributed from the Participant's elective deferral Account and qualified matching contributions Account, if applicable, in proportion to the Participant's elective deferrals and qualified matching contributions (to the extent used in the actual deferral percentage test) for the Plan Year. Excess contributions will be distributed from the Participant's qualified non-elective contribution Account only to the extent that such excess contributions exceed the balance in the Participant's elective deferral Account and qualified matching contributions account. If excess contributions are not distributed by the 15th day of the third month following the end of the Plan Year in which such excess contributions arose, a ten percent excise tax will be imposed on the Company with respect to such excess contributions. Matching contributions attributable to excess contributions that are distributed to a Participant shall be forfeited as of the distribution date of the excess contribution.

    Section 4.12 Nondiscrimination Rules for Voluntary Contributions and Employer Contributions. (a) Limit on Average Contribution Percentage. The Average Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (i) The Average Contribution Percentage for the Plan Year for Participants who are Highly Compensated Employees may not exceed the Average Contribution Percentage for the preceding Plan Year [need confirmation] for Participants who are Non-Highly Compensated Employees multiplied by 1.25 times; or


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January 01, 2000

                  (ii) The Average Contribution Percentage for the Plan Year for Participants who are Highly Compensated Employees may not exceed the Average Contribution Percentage for the preceding Plan Year for Participants who are Non-Highly Compensated Employees multiplied by 2.0, provided that the Average Contribution Percentage for the Plan Year for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for the preceding Plan Year for Participants who are Non-Highly Compensated Employees by more than two percentage points.

                  (i) Multiple Use: If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Company and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee with the highest amount of such contributions for such Plan Years) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's contribution amount is reduced will be treated as an excess aggregate contribution. The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Average Contribution Percentage tests. Multiple use does not occur if both the Actual Deferral Percentage and the Average Contribution Percentage of the Highly Compensated Employees do not exceed 1.25 times the Actual Deferral Percentage and Average Contribution Percentage of the Non-Highly Compensated Employees;

                  (ii) The Average Contribution Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have contribution percentage amounts allocated to his or her Account under two or more arrangements described in Code Section 401(k) that are maintained by the Company will be determined as if such contribution percentage amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement;

                  (iii) In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section will be applied by determining the contribution percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year;

                  (iv) For purposes of determining the Average Contribution Percentage test, Participant contributions are considered to have been made in the Plan Year


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January 01, 2000
                         in which contributed to the Trust. Matching contributions and qualified non-elective contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. A matching contribution (including a qualified matching contribution) that is forfeited to correct excess contributions, or because it is attributable to an excess contribution or excess deferral will not be taken into account for purposes of determining the contribution percentage test; and

                  (v) The Company will maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

                  (vi) An excess aggregate contribution is the excess, in any Plan Year, of the aggregate contribution percentage amounts taken into account in determining the numerator of the average contribution percentage actually made on behalf of Highly Compensated Employees over the maximum contribution percentage amounts permitted by the average contribution percentage test, determined by reducing contributions made on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest contribution percentage. In the event that excess aggregate contributions are made for any Plan Year, the Committee will distribute the excess aggregate contributions in the same manner as excess contributions are distributed, as provided above. Income and losses attributable to excess aggregate contributions will be determined and distributed along with the excess aggregate contributions in the manner provided above.

                  (vii) In lieu of distributing excess contributions as provided above or excess aggregate contributions as provided above, the Company, in its discretion, may make qualified non-elective contributions on behalf of all Participants or all Participants who are non-Highly Compensated Employees, in the Company's discretion, that are sufficient to satisfy either the actual deferral percentage test or the average contribution percentage test, or both, pursuant to regulations under the Code. "Qualified non-elective contributions" means contributions (other than matching contributions or qualified matching contributions) made by the Company and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions that are applicable to elective deferrals and qualified matching contributions.

            (b)   Definitions.

                  (i) The "Average Contribution Percentage" for a specified group of Participants for a Plan Year is the average of the ratios (calculated separately for each Participant in such group) of the sum of the Participant contributions, matching contributions, and qualified matching contributions (to the extent such contributions are not taken into account for purposes of the actual


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
                         deferral percentage test) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the entire Plan Year (whether or not the Participant was a Participant for the entire Plan
                         Year) or for the portion of the Plan Year during which the Employee was a Participant in the Plan, as determined by the Company for such Plan Year so long as such determination is applied uniformly to all Participants under the Plan for such Plan Year. Matching and qualified matching contributions on behalf of any Participant in any Plan Year include [A] in the discretion of the Company, all qualified non-elective contributions or such qualified non-elective contributions, as are necessary to meet the average contribution percentage test; and [B] in the discretion of the Company, all elective deferrals made pursuant to the Participant's deferral election or such elective deferrals as are necessary to meet the average contribution percentage test (provided that the actual deferral percentage test is satisfied both with and without the exclusion of these elective deferrals). Such contribution percentage amounts shall not include matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions.

                  (ii)   "Aggregate Limit" means the greater of:

                         (A) the sum of [i] 1.25 times the greater of the Actual Deferral Percentage of Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-Highly Compensated Employees for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and [ii] the lesser of two times or two plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage; or

                         (B) the sum of [i] 1.25 times the lesser of the Actual Deferral Percentage of Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-Highly Compensated Employees for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and [ii] the lesser of two times or two plus the greater of such Actual Deferral Percentage or Average Contribution Percentage.

                  (iii) "Compensation" for purposes of this Section 4.12 only, will mean compensation as defined in Code Section 2.1(ix) of this Plan prior to any elective deferrals under Section 4.1 of this Plan.

                  (iv) "Participant Contribution" means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate Account to which earnings and losses are allocated.

                  (v) "Matching Contribution" means a Company contribution made to this or any other defined contribution plan on behalf of a Participant on account of a


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January 01, 2000

                         Participant contribution made by such Participant, or on account of a Participant's elective deferral, under a Plan maintained by the Company.


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January 01, 2000

                                    ARTICLE V

                DETERMINATION AND VESTING OF PARTICIPANT ACCOUNTS

    Section 5.1 Determination of Participants' Accounts. (a) Allocation of Contributions. As of the last day of each calendar quarter the Plan Committee shall allocate to the Account of each Participant (including a Participant who terminates employment during the quarter) any amounts contributed by the Employer to the Trust on behalf of such Participant under Section 4.2 of this Plan for the calendar quarter then ended. Forfeitures under Section 7.3 of this Plan shall be allocated along with Employer contributions during the first calendar quarter after the end of the year in which the forfeitures occur. The maximum allocation under this Section 5.1(a) to any Participant for any Plan Year shall not exceed 10% of such Participant's Compensation. Voluntary contributions and elective deferrals under Section 4.1 of this Plan shall be allocated to the Account of the Participant making such contribution.

            (b) Allocation of Earnings, Losses and Changes in Fair Market Value of the Net Assets of the Trust Fund; Allocation of Qualifying Employer Securities. Each class (whether Class A or Class B) of Qualifying Employer Securities shall be allocated to the Accounts of Participants as of the end of each biweekly payroll period or as of the end of each calendar quarter after acquired by the Trust Fund in the ratio that contributions under Section 4.1 of this Plan made to each Account in the calendar quarter bear to the total contributions under that Section 4.1 made to all Accounts for the calendar quarter. Any dividends, cash or stock, paid on Qualifying Employer Securities shall be allocated along with the Qualifying Employer Securities on which they are paid. Once Qualifying Employer Securities are allocated to a Participant's Accounts, any dividends, cash or stock, paid on such allocated securities shall be allocated directly to such Accounts. Earnings and losses of the Trust Fund (other than on Qualifying Employer Securities) shall be computed and allocated to the Participants in the ratio which the total dollar value of the Account (whether or not vested and excluding Qualifying Employer Securities) of each Participant in the Trust Fund bears to the aggregate dollar value of the Accounts (excluding Qualifying Employer Securities) of all Participants as of the annual computation date. Only Participants in the Plan on the last day of the Plan Year shall share in the allocation of earnings, losses and changes in fair market value of the net assets of the Trust Fund (other than Qualifying Employer Securities) for that year. Losses and declines in value of Participants' Accounts will not be considered to be a forfeiture.

            (c) Participant Accounts. The Plan Committee shall maintain an Account for each Participant showing the number of shares allocated to his Account in the Trust Fund as of the last previous annual computation date attributable to any contributions made by the Employer, including any Employer contributions for the year ending on such date. This Account shall be known as the Employer contributions Account. Separate Accounts also shall be kept, showing the voluntary and elective deferral contributions of each Participant, shares allocated, and the earnings, losses and changes in fair market value thereof. The Plan Committee shall distribute, or cause to be distributed, to each Participant at least annually a written statement setting forth the value of such Participant's Accounts as of the last day of the Plan Year, and such other information as the Plan Committee shall determine. Qualifying Employer Securities shall be valued at the mean between dealer "bid" and "ask" closing prices of the stock in the over-the-counter market as reported by the National Association of Securities Dealers, Inc., or in the "pink sheets" published by the National Quotation Bureau, Inc. Valuations of Qualifying Employer Securities that are not readily tradable on an established securities market shall be made by an independent appraiser.


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
            (d) Valuation Dates. The Valuation Date of the Trust Fund shall be the last day of each Plan Year, and such other dates as determined by the Committee, at which time the Plan Committee shall determine the value of the net assets of the Trust Fund (i.e., the value of all the assets of the Trust Fund at their then current fair market value, less all liabilities) and the value of contributions by each Employer and all Participants for such year.

            (e) Computation Dates. The Plan Committee shall compute the value of each Participant's Account annually on the last day of each Plan Year and shall base such computations on the valuation of the assets in the Trust Fund on the Valuation Date coincident with such date. Upon direct distribution under Section 7.2(a) of this Plan, the Plan Committee shall make a special computation by which it shall adjust the value of such Participant's Account to reflect the values determined as of the most recent Quarterly Anniversary Date prior to the occurrence of such direct distribution. The value of his Account as so adjusted shall be the amount which the Plan Committee shall use in determining the amount which shall be distributable to such Participants. The Plan Committee shall be under no obligation to compute the value of any Participant's Account more than once annually, unless an event occurs which requires the direct distribution of any part of a Participant's Account, in which case the Plan Committee shall compute the Account of such Participant as provided above and, in its discretion, may compute the Account of each Participant. To the extent Qualifying Employer Securities have been allocated to the Account of any Participant, the Plan Committee may distribute such Qualifying Employer Securities in kind without a special computation of value.

            (f) Suspense Account for Unallocated Amounts. If the amount to be allocated to any Participant's Account would exceed the contribution limitations of Sections 4.8 or 4.9 of this Plan, a separate suspense Account shall be established to hold such unallocated amounts for any year or years provided that: (i) no Employer contributions may be made at any time when their allocations would be precluded by Section 415 of the Code; (ii) investment gains and losses and other income are not allocated to the suspense Account; and (iii) the amounts in the suspense Account are allocated under Section 5.1(a) of this Plan as of each allocation date on which such amounts may be allocated until the suspense Account is exhausted. In the event of Plan termination, the balance of such suspense Account may revert to the Company, subject to regulations governing such reversion.

    Section 5.2 Vesting of Participants' Accounts. (a) General Rules. If any Participant reaches his Normal Retirement Age, dies, or suffers Total Disability while a Participant, his entire Account shall become fully vested without regard to the number of years of service such Participant has had with the Employer. Any Account whether vested or forfeitable shall become payable to a Participant or his beneficiaries only to the extent provided in this Plan. A Participant or former Participant who has designated a Beneficiary and who dies shall cease to have any interest in this Plan or in his Account, and his Beneficiary shall become entitled to distribution of the Participant's Account under this Plan and not as a result of any transfer of the interest or Account. A Participant's Account attributable to his own contributions or attributable to a rollover contribution shall be fully vested at all times.

            (b) Vesting Schedule. A Participant shall have a vested interest in the portion of his Account attributable to Employer contributions, in accordance with the following schedule:


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
                                        Percentage of Account
             Years of Service              Which is Vested
         --------------------------     ---------------------
         Fewer than 1                            0
         1 or more but fewer than 2             20
         2 or more but fewer than 3             30
         3 or more but fewer than 4             45
         4 or more but fewer than 5             60
         5 or more but fewer than 6             80
         6 or more                             100

    Section 5.3 Full Vesting Upon Termination or Partial Termination of Plan or Upon Complete Discontinuance of Employer Contributions. Upon the termination or partial termination of this Plan or upon complete discontinuance of Employer contributions, the Accounts of all Participants affected, as of the date such termination, partial termination, or complete discontinuance of Employer contributions occurred, shall be fully vested.

    Section 5.4 Service Included in Determination of Vested Accounts. All years of service with the Company and any Associated Company shall be included for the purpose of determining a Participant's vested Account under Section 5.2 of this Plan, except years of service excluded by reason of a Break in Service under
Section 5.5 of this Plan.

    Section 5.5 Effect of Break in Service on Vesting. With respect to a Participant who has five or more consecutive one-year breaks in service, years of service after such Break in Service shall not be taken into account for purposes of computing the Participant's vested Account balance attributable to Employer contributions made before such five or more year period.

    Section 5.6 Effect of Certain Distributions. (a) Participant Contributions. The provisions of this Section 5.6 shall not apply to any Participant contributions (including elective deferrals) or rollover contributions.

            (b) Repayment of Distribution. A Participant who terminates participation for any reason other than retirement, disability, or death while any portion of his Account in the Trust Fund is forfeitable and who receives a distribution of his vested Account attributable to Employer contributions shall have the right to pay back such distribution to the Plan. Such repayment may be made (i) only if the Participant has returned to the employ of the Company or any Associated Company, and (ii) before the earlier of the date which is five years after the date the Participant is re-employed by the Employer, or the date on which the Participant experiences any five consecutive one-year breaks in service commencing after the distribution. Repayment of a Participant's Account attributable to his elective deferral contributions, if any, shall not be permitted under this Section 5.6. A Participant who desires to make repayment of a distribution under this Section 5.6(b) shall make repayment directly to the Plan Committee. If a Participant repays a distribution under this section, the value of his Account shall be the amount of his Account prior to distribution, unadjusted for any subsequent gains or losses. The amount of the Participant's Account that was forfeited previously shall be restored from one or more of the following sources, at the discretion of the Plan Committee: income or gain to the Plan, forfeitures or Employer contributions.

            (c) Forfeiture of Account When Repayment of Distribution Is Not Made. If distribution is made to a Participant and he does not repay such distribution under the terms of Section 5.6(b) of this Plan when the time limit for repayment expires under Section 5.6(b) above,


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
the Participant shall forfeit the entire portion of his nonvested Account (as adjusted for gains and losses) which was not distributed to him. The Account shall be unadjusted for any increase in vesting for service completed during the repayment period.


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
                                   ARTICLE VI

                   RETIREMENT DATE, DESIGNATION OF BENEFICIARY

    Section 6.1 Normal Retirement Date. On the last date of the quarter in which a Participant attains his Normal Retirement Age, for purposes of this Plan he shall be entitled to retire voluntarily. The Employer may continue to employ a Participant after he has attained his Normal Retirement Age with the consent of such Participant. At any time thereafter such Participant may retire. Until retirement, a Participant shall continue to participate in the Plan unless he elects otherwise. A Participant who has completed 10 years of service with any Employer or combination of Employers may elect to retire for purposes of this Plan on the last day of any quarter during the 5-1/2 years prior to his Normal Retirement Age upon application to and approval by the Plan Committee. In no event may a Participant receive a distribution attributable to Employer contributions prior to termination of the Participant's employment except upon retirement for purposes of this Plan.

    Section 6.2 Designation of Beneficiary. A Participant's full vested Account balance shall be payable upon the death of the Participant, to the Participant's surviving spouse or to his designated Beneficiary if there is no surviving spouse or if the spouse consents to such Beneficiary designation in writing. This spousal consent shall acknowledge the effect of such consent and shall be witnessed by a Plan Committee member or a notary public. If there is no surviving spouse or in the case of a spousal election not to receive the Account, a Participant shall designate a Beneficiary to receive his Account in the Trust Fund upon his death on the form prescribed by and delivered to the Plan Committee. The Participant shall have the right to change or revoke a designation at any time by filing a new designation or notice of revocation with the Plan Administrator. No notice to any Beneficiary other than the spouse nor consent by any Beneficiary other than the spouse shall be required to effect any change of designation or revocation. If a Participant fails to designate a Beneficiary before his death, or if no designated Beneficiary survives the Participant, the Plan Committee shall direct the Trustee to pay his Account in the Trust Fund to his surviving spouse, or if none, to his personal representative. If no personal representative has been appointed actual notice of such is given to the Plan Committee within 60 days after the Participant's death, and if his Account does not exceed $5,000, the Plan Committee may direct the Trustee to pay his Account to such person as may be entitled to it under the laws of the state where such Participant resided at the date of his death. In such case, the Plan Committee may require such proof of right or identity from such person as the Plan Committee may deem necessary.

    Section 6.3 Participant or Beneficiary Whose Whereabouts Are Unknown. In the case of any Participant or Beneficiary whose whereabouts are unknown, the Plan Committee shall notify such Participant or Beneficiary at his last known address by certified mail with return receipt requested advising him of his right to a pending distribution. If the Participant or Beneficiary cannot be located in this manner, the Plan Committee shall direct the Trustee to establish a custodial Account for such Participant or Beneficiary for the purpose of holding the Participant's Account until it is claimed by the Participant or Beneficiary or until proof of death satisfactory to the Plan Committee is received by the Plan Committee. If such proof of death is received, the Plan Committee shall direct the Trustee to distribute the Participant's Account in accordance with the provisions of Section 6.2 of this Plan. Any Trustee fees or other administrative expenses attributable to a custodial Account established and maintained under this section shall be charged against such Account.


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
                                   ARTICLE VII

                          DISTRIBUTION FROM TRUST FUND

    Section 7.1 When Accounts Become Distributable and Effect of Distribution. If a Participant dies, suffers Total Disability, retires, or terminates his employment for any other reason, the portion of this vested Account attributable to Employer contributions, to Participant contributions, and to any rollover contributions shall be distributable under Section 7.2 of this Plan. When the Participant's Account becomes distributable, such Participant shall cease to have any further interest or participation in the Trust Fund or any subsequent accruals or contributions to the Trust Fund except as provided below: (i) a Participant shall retain the right to receive distribution of his Account as determined at the last prior regular computation or upon the special computation as determined under Section 5.1 of this Plan; and (ii) except as provided in
Section 5.1 of this Plan, a Participant who makes contributions during any quarter shall retain the right to receive his share in the Employer's contribution allocated to his Account for such quarter.

    Section 7.2 Distribution of Account. (a) Notification of Trustee and Nature of Distribution. As soon as administratively feasible after a Participant's vested Account is distributable, the Plan Committee shall notify the Trustee in writing of the Participant's name and address, the amount of his vested Account which is distributable, the reason for its being distributable and the permissible manner of distribution. A Participant's Account shall be distributed in cash or Qualifying Employer Securities at the election of the Participant, provided that Qualifying Employer Securities shall be distributed to a Participant who makes a written demand for such to the Plan Committee. Cash always may be distributed in lieu of fractional shares.

            (b) Distribution Upon Retirement and Upon Total Disability. Except as provided in Section 7.5, if a Participant's Account becomes distributable upon his Termination of Employment with the Employer because such Participant has attained retirement age or because of his Total Disability, the Trustee shall pay such Participant's Account as soon as administratively feasible following the Participant's Termination of Employment in (i) one lump sum distribution, or (ii) substantially equal annual installments over a period not to exceed five years. If he dies before receiving all of his vested Account, the remaining installments shall be paid to his Beneficiary under this Section 7.2. Any payments received as disability benefits under this Plan are intended to qualify as distribution from an accident and health Plan as described in the Code.

            (c) Distribution Upon Death. Except as provided in Section 7.5, if a Participant's Account becomes distributable because of his death, his Beneficiary may elect to receive such Participant's Account, commencing as soon as administratively feasible following the Participant's death in (i) one lump sum distribution, or (ii) substantially equal annual installments over a period not to exceed five years. If the Beneficiary dies before receiving all of the Participant's vested Account, the remaining payments shall be made to the contingent Beneficiary, if any. If the Participant has not designated a Beneficiary, or if he has designated a Beneficiary who dies and the Participant has not designated a contingent Beneficiary, the Participant's vested Account, or the undistributed portion of it, shall be paid in a lump sum under Section
6.2 of this Plan.

            (d) Distribution Upon Other Termination of Employment. Except as provided in Section 7.5, if a Participant's Account becomes distributable upon his Termination of Employment for any reason other than attainment of retirement age, disability, or death, the Trustee shall pay such Participant's Account to the Participant, in one lump sum distribution as


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
soon as administratively feasible following Participant's Termination of Employment and election to receive a distribution in accordance with Section 7.2(f). The vested Account of a Participant who has satisfied the years of service requirement for early retirement under Section 6.1 of this Plan, but who terminates employment prior to the early retirement age may be distributed, at the option of the Participant, as soon as administratively feasible following the date on which the Participant attains early retirement age, if such date is earlier than the date on which this Account otherwise would be distributable. If the Participant dies prior to receiving all of his vested Account, the remainder shall be distributed to his Beneficiary under this Section 7.2.

            (e) Distribution for Rollover Transactions and Eligible Rollover Distributions.

                  (i) Notwithstanding any other provision of this Section 7.2, a Participant whose Account becomes distributable may request that the Plan Committee direct the Trustee to distribute the entirety of the Participant's vested Account in a single payment to the Participant for the purpose of transferring such Account upon Termination of Employment to another plan in a rollover transaction. A Participant may not rollover the portion of his Account considered contributed by the Participant, which includes all Participant contributions other than elective deferrals. A rollover contribution may include all or any portion of any prior rollover contributions, any earnings, losses, and changes in the fair market value of the portion of a Participant's Account attributable to his own contributions and the portion of a Participant's vested Account attributable to elective deferrals and Employer contributions. The Participant shall make such rollover request in writing and shall provide such information to the Plan Committee as the Plan Committee requests, including the name of the plan to which his interest is to be transferred and the name and address of the sponsor and the Trustee of the new plan, when applicable.

                  (ii) Notwithstanding any provision of the Plan to the contrary that otherwise would limit a Participant's distribution election under this Article, a Participant may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover


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
                         distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
                         Section 414(p), are distributees with regard to the interest of the spouse or former spouse. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee. The Committee may establish procedures for the distribution of eligible rollover distributions, including any limitations on the amount eligible for a rollover distribution, to the extent permitted by law.

            (f) Distribution of a Participant's Contributions. Notwithstanding any other provision of Section 7.2 of this Plan, but subject to the rules of
Section 7.5 of this Plan; if a Participant terminates employment for any reason, he shall receive distribution in one lump sum of his Account in the Trust Fund attributable to Participant contributions and the earnings, losses, and changes in fair market value of such contributions if he makes written demand for them upon the Plan Committee. If a Participant so requests, distribution of his Account attributable to Participant contributions shall be made as soon as administratively feasible following his election. Any amount attributable to Participant contributions not distributed under this Section 7.2(f) shall be distributed along with Employer contributions.

            (g) Optional Forms of Benefits for Transferred Assets. Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the employee's retirement, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of section 414(1) of the Internal Revenue Code, to this Plan from a money purchase pension plan qualified under section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

    Section 7.3 Disposition of Forfeitable Account on Termination of Employment. If a Participant's employment is terminated for any reason other than retirement, death, or Total Disability, while any part of his Account in the Trust Fund is forfeitable, then that portion of his Account which is forfeitable shall be forfeited by him on the earlier of the date the Participant receives distribution or the date which he experiences five consecutive one-year breaks in service. If the value of a Participant's vested Account balance is zero upon the Participant's termination of employment, the Participant will be deemed to have received a distribution of the vested Account balance immediately upon such termination of employment. If a Participant who has received a distribution of less than his or her entire Account upon termination of employment is reemployed prior to five consecutive one-year breaks in service, the forfeited Account will be restored from income or gains to the Plan, forfeitures, or Company contributions, at the discretion of the Plan Committee, if the Participant repays the distributed amount to the Plan pursuant to section 5.6(b). Any amount forfeited will remain in the Trust Fund and will be allocated as provided in
Section 5.1 of this Plan.


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
    Section 7.4 Assignment of Benefits. (a) General Rules. Except as provided in this Section 7.4, all amounts payable by the Trustee shall be paid only to the person entitled to them, and all such payments shall be paid directly to such person and not to any other person or corporation. Such payments shall not be subject to the claim of any creditor of a Participant, nor shall such payments be taken in execution by attachment or garnishment or by any other legal or equitable proceedings. No person shall have any right to alienate, anticipate, commute, pledge, encumber, or assign any payments or benefits which he may expect to receive contingently or otherwise, under this Plan, except the right to designate a Beneficiary or beneficiaries; provided, that this Section 7.4 shall not affect, restrict, or abridge any right of setoff or lien which the Trust may have by law.

            (b)   Qualified Domestic Relations Orders.

                  (i) Section 7.4(a) of this Plan shall not apply with respect to payments in accordance with the requirements of a qualified domestic relations order. A qualified domestic relations order creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits otherwise payable to a Participant under the Plan. A domestic relations order means any judgment, decree, or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law). To qualify, the domestic relations order must:

                         (A) Clearly state the name and last known mailing address of the Participant and the name and mailing address of each alternate payee covered by the order;

                         (B) Clearly state the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined;

                         (C) Clearly state the number of payments or period to which the order applies;

                         (D)   Identify each Plan to which the order applies;

                         (E) Not require the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan;

                         (F) Not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

                         (G) Not require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.


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                  (ii)   In the case of any distribution before a Participant
                         has separated from service, a qualified domestic relations order shall not fail to meet the requirements of Section 7.4(b)(i)(E) of this Plan solely because such order requires that payment of benefits be made to an alternate payee (A) on or after the date the Participant attains the earliest retirement age, (B) as if the Participant had retired on the date on which such payment is to begin under such order, and (C) in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the alternate payee and his subsequent spouse). Payment of benefits before Termination of Employment solely by reason of payments to an alternate payee under a qualified domestic relations order shall not be deemed to be a violation of Code Section 401(a) or (k).

            (c)   Definitions.

                  (i) "Alternate payee" means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under a Plan with respect to such Participant.

                  (ii)   "Earliest retirement age" means the earlier of:

                         (A) The date on which the Participant is entitled to a distribution under the Plan; or

                         (B) The later of the date the Participant attains age 50, or the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant had separated from service.

    Section 7.5 Other Rules for Distribution of Fund. (a) Vested Accounts and Consent to Distribution. No life annuity may be purchased or distributed under this Plan and no amount (taking into consideration both Employer and Employee contributions) may be distributed to a Participant prior to age 65 unless the amount is distributed in a lump sum of $5,000 or less or the Participant consents in writing to the distribution. Unless the Participant elects otherwise, distribution must commence not later than 60 days after the end of the Plan Year in which a Participant attains Normal Retirement Age or actually retires, whichever is later. Unless otherwise elected by the Participant, distributions must commence no later than one year after the close of the Plan Year in which occurs the later of the Participant's Termination of Employment because of death, disability or Normal Retirement Age, or the fifth Plan Year following the Participants' separation from service; provided, however, that if securities held in a Participant's Account were purchased with the proceeds of a loan that has not been repaid in full, distributions may be delayed until the end of the Plan Year during which the loan is repaid in full. The Participant's Account must be distributed over a period not longer than five years or, five years plus one additional year (but not more than five additional years) for each $100,000 of Account balance in excess of $500,000.

            (b) Distribution Rules. Notwithstanding any other provisions of this section, the following distribution rules shall apply (unless a different method of distribution applies under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982):


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                  (i)    Before Death. The entire Account of each Participant
                         (A) will be distributed to him not later than the required beginning date; or (B) shall be distributed commencing not later than the required beginning date over (1) the life of the Participant (or the lives of the Participant and his designated Beneficiary), or (2) a period not extending beyond the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

                  (ii) After Death. If a Participant dies and distribution of his Account has begun in accordance with Section 7.5(i)(B) of this Plan, the remaining portion of his Account will be distributed at least as rapidly as under the method of distribution being used under that
                         Section 7.5(i)(B) as of the date of the Participant's death. If a Participant dies before distribution of the Participant's Account has commenced, the entire interest of the Participant will be distributed within five years after the death of the Participant. The preceding sentence shall not apply if any portion of the Participant's Account is payable to or for the benefit of a designated Beneficiary, if such portion will be distributed over the life of the designated Beneficiary, and if such distributions will begin not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may prescribe by regulations. If the designated Beneficiary is the surviving spouse of the Participant, the date on which the distributions are required to begin shall not be earlier than the date on which the Participant would have attained age 70-1/2, and if the surviving spouse dies before the distribution to such spouse begins, distributions shall be made as if the surviving spouse were the Participant.

                  (iii) Life Expectancy. For purposes of this Section 7.5, the life expectancy of an Employee and the Employee's spouse (other than in the case of a life annuity) may be redetermined but not more frequently than annually as determined by the Plan Committee.

                  (iv) Required Beginning Date. Required Beginning Date means April 1 of the calendar year following the calendar year in which occurs the later of [1] the date the Participant attains age 70 1/2, or [2] the date the Participant retires from employment with the Company. Notwithstanding the above, in the case of a 5% owner of the Company, Required Beginning Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                         Any Participant (who is not a 5% owner of the Company) attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70 1/2, (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant


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                         attained age 70 1/2 (or by December 31, 1997 in the
                         case of a Participant attaining age 70 1/2 in 1996).

                         Any Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires.

                  (v) Designated Beneficiary. Designated Beneficiary means any individual designated as a Beneficiary by the Participant.

                  (vi) Treatment of Payments to Children. Under regulations prescribed by the Secretary of the Treasury, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or such other designated event permitted under regulations).

                  (vii) Spouse, Trust for Benefit of Spouse, or Estate As Beneficiary. If distribution prior to a Participant's death has not commenced or has commenced as installment payments from the Trust Fund and if the Participant designates his spouse, a trust for the benefit of his spouse, or his estate as his Beneficiary, the provisions of this subsection shall apply, subject to the limitations in this Section 7.5:

                          (A)  Spouse As Beneficiary. If a Participant
                               designates his spouse as his Beneficiary, upon the death of the Participant the spouse shall elect (1) to receive the entire Account of the Participant in a lump sum distribution, or (2) to receive payment of the Account in installments as provided in Section 7.5(vii)(E) of this Plan. In the absence of an election by the spouse, the Participant's Account shall be distributed to the spouse in a lump sum within a period of time that satisfies the requirements of this section. Notwithstanding any other provisions of this Plan, the spouse at any time may direct the Trustee to distribute all or any part of the Account to the spouse, or may request that the Trustee segregate the Account from the remainder of the Trust Fund and invest it in the manner that the spouse specifies. The Trustee, in its sole discretion, shall determine on a nondiscriminatory basis whether to permit such segregation.

                          (B) QTIP Trust As Beneficiary. If a Participant designates as his Beneficiary a qualified terminable interest property "QTIP" trust for the benefit of his spouse, upon the death of the Participant the Trustee of the QTIP trust shall elect for the QTIP trust (1) to receive the entire Account of the Participant in a lump sum distribution, or (2) to receive payment of the Account in installments as provided in Section 7.5(vii)(E) of this Plan. In the absence of an election by the QTIP Trustee, the Participant's Account shall be distributed to the QTIP trust in a lump sum within a period of time that satisfies the requirements of this Section 7.5. Notwithstanding any other provisions of this Plan, the spouse at any time may direct the Trustee to distribute all or any part


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                               of the Account to the QTIP trust, or may request
                               that the Trustee segregate the Account from the remainder of the Trust Fund and invest it in the manner that the QTIP Trustee specifies. The Trustee, in its sole discretion, shall determine on a nondiscriminatory basis whether to permit such segregation.

                         (C)   General Power of Appointment Trust As
                               Beneficiary. If the Participant designates as his Beneficiary a trust over which his spouse has a general power of appointment, upon the death of the Participant the spouse shall elect (1) for such trust to receive the entire Account of the Participant in a lump sum distribution, or (2) for such trust to receive payment of the Account in installments as provided in Section 7.5(vii)(E) of this Plan. In the absence of an election by the spouse, the Participant's Account shall be distributed to such trust in a lump sum within a period of time that satisfies the requirements of this section. Notwithstanding any other provisions of this Plan, the spouse at any time may direct the Trustee to distribute all or any part of the Account to the general power of appointment trust, or may request that the Trustee segregate the Account from the remainder of the Trust Fund and invest it in the manner that the spouse specifies. The Trustee, in its sole discretion, shall determine on a nondiscriminatory basis whether to permit such segregation.

                         (D) Estate As Beneficiary. If the Participant designates his estate as his Beneficiary with a specific bequest of his income in respect of decedent to his spouse, upon the death of the Participant the personal representative of the Participant (or the successor of the personal representative) shall elect (1) to receive the entire Account of the Participant in a lump sum distribution, or (2) for the spouse to receive payment of the Account in installments as provided in Section 7.5(vii)(E) of this Plan. In the absence of an election by the personal representative (or his successor), the Participant's Account shall be distributed to the personal representative (or his successor) in a lump sum within a time period that satisfies the requirements of this section. Notwithstanding any other provisions of this Plan, the personal representative (or his successor) at any time may direct the Trustee to distribute all or any part of the Account, or may request that the Trustee segregate the Account from the remainder of the Trust Fund and invest it in the manner that the personal representative (or his successor) specifies. The Trustee, in its sole discretion, shall determine on a nondiscriminatory basis whether to permit such segregation.

                         (E) Installment Distributions. If installment payments of the Participant's Account are elected under this section, the person making the election shall specify the amount of the payments and when they shall be made, provided that payment must be made no less frequently than annually. The total installment payments each year shall equal the greater of (1) all income from the Account, or (2) the minimum permissible annual


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                               payment under this Section 7.5, and shall be
                               limited as provided under Section 7.2(c) of this Plan. If a spouse elects installment payments, such spouse shall determine who shall receive the amounts, if any, payable under such installment election after such spouse's death.

    Section 7.6 Withdrawals. (a) Employer Contributions. Upon completing the requirements for early retirement provided in Section 6.1 of this Plan, a Participant may elect to retire for purposes of this Plan and may request withdrawal from the Trust Fund of all or any portion of his Account attributable to Employer contributions valued as of the most recent preceding Valuation Date. If a Participant does make such a withdrawal, he shall not be eligible to participate in the Plan again and he shall forfeit all income which otherwise would have been credited to his Account on the last day of the year in which he makes a withdrawal of Employer contributions. His Account shall be credited or charged with any realized or unrealized gains or losses on such date as though no such withdrawal had occurred.

            (b) Voluntary Contributions. At any time a Participant may request withdrawal of all or any part of his Account attributable to voluntary contributions. A Participant desiring such a withdrawal shall file a written request with the Plan Committee at least two weeks before the date on which withdrawal is to be made. The Participant shall specify the date of withdrawal in his request which date shall be the end of a calendar quarter and that date shall be the withdrawal date for all purposes of this Plan whether or not he actually receives his distribution on that date. The Plan Committee then shall direct the Trustee to distribute the amount requested to the Participant. The Trustee shall distribute the withdrawn contributions as soon as reasonably possible after the withdrawal date. A Participant who makes withdrawal of any portion of his Account under this Section 7.6(b) may not contribute to the Trust Fund under Section 4.1 of this Plan until the first calendar quarter commencing six months after withdrawal is made. Any expenses attributable to any withdrawal under this Section 7.6(b) shall be charged to the Account of the Participant requesting the withdrawal. Vested benefits under the Plan may not be forfeited because a Participant withdraws his voluntary contributions.

            (c) Salary Reductions and Rollover Contributions. A Participant may withdraw his elective deferral contributions to this Plan (but excluding any earnings, losses, and changes in fair market value of such contributions in the case of a hardship withdrawal), as reflected in his Account attributable to elective deferrals, upon either completing the requirements for early retirement under Section 6.1 of this Plan or upon serious financial hardship, as defined below. A Participant may withdraw any Rollover contributions made under Section
4.7 (including any earnings, losses, and changes in fair market value of such rollover contributions) upon serious financial hardship, as defined below. A Participant desiring such a withdrawal shall make his request in such form and manner as the Plan Committee shall prescribe from time to time. If a Participant makes a withdrawal upon eligibility for early retirement, he shall not be eligible to participate in the Plan again and shall forfeit all income which otherwise would have been credited to his Account on the last day of the year in which he makes withdrawal. A hardship distribution cannot exceed the amount required to meet the immediate financial need and cannot be reasonably available to the Participant from other resources. If the Plan Committee determines in accordance with a uniform and nondiscriminatory policy that serious financial hardship exists, it may direct the Trustee to distribute the amount requested to the Participant. Any expenses attributable to the hardship withdrawal shall be charged to the Account of the Participant requesting the withdrawal. For the purposes of this Section, a serious financial hardship is defined as an immediate and heavy financial need of the Participant when such


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Participant lacks other available resources. The following are the only financial needs considered immediate and heavy:

      (i) Deductible medical expenses (within the meaning of Code Section 213(d)) of the Participant, the Participant's spouse, children, or dependents;

     (ii) The purchase (excluding mortgage payments) of a principal residence for the Participant;

    (iii) Payment of tuition, and related expenses, for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children, or dependents;

     (iv) The need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence;

      (v)   Funeral expenses of a family member of the Participant; or

     (vi) Any other reason deemed to be an immediate and heavy financial need by the Secretary of Treasury.

In the case of hardship withdrawal of elective deferrals, a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if (A) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all Plans maintained by the Company; (B) in the case of hardship withdrawal of elective deferrals, all Plans maintained by the Company provide that the Participant's elective deferrals and Participant contributions will be suspended for twelve months after the receipt of the hardship distribution; (C) the distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need; and (D) all plans maintained by the Company provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

Any hardship withdrawal under this section may be made only in a cash lump sum.

            (d) Rollover Contributions. A Participant may withdraw all or any portion of his or her rollover contributions made to this Plan under section 4.7 upon a serious financial hardship, as defined in section 7.6(c) above; provided, however, that the Participant's contributions to this Plan will not be suspended as a result of the hardship withdrawal of the Participant's rollover contributions and the Participant need not exhaust all other resources prior to obtaining a hardship withdrawal of such rollover contributions. Any hardship withdrawal under this section may be made only in a cash lump sum.

    Section 7.7 Put Option. If Qualifying Employer Securities distributed, as part of the balance to the credit of the Participant distributed within one taxable year, are not readily tradable on an established market, the Participant receiving such Qualifying Employer Securities has a right to require the Employer to repurchase such Qualifying Employer Securities at fair market value. The put option period shall extend for 60 days after the date of distribution and, if not exercised during that time period shall extend for an additional 60 day period in the following Plan Year (to


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the extent provided in Treasury regulations). Payments for the Qualifying
Employer Securities must be made in substantially equal period payments over a period not exceeding five years and must commence within 30 days after the exercise of the "put option". Adequate security shall be provided and reasonable interest shall be paid on unpaid amounts. Qualifying Employer Securities shall be readily tradable on an established market if they are (i) listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, (ii) quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act, including the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or (iii) traded on any over the counter market by brokers or dealers who make the market using "pink sheets" published by the National Quotation Bureau, Inc.

    Section 7.8 Loans to Participants. (a) Uniform Non-Discriminatory Policy. The Committee may establish a uniform and nondiscriminatory policy under which it may direct the Trustee to make a loan to a Participant who makes a written request for such a loan. In no event may all loans from all qualified plans of the Company to an individual Participant exceed the lesser of (i) the greater of $10,000 or one-half the present value of the Participant's nonforfeitable accrued benefit under all such plans; or (ii) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from all such plans during the one year period ending on the day before the date on which such loan was made over the outstanding balance of loans from all such plans on the date on which such loan was made.

            (b) Collateral Terms. All loans shall be secured adequately by collateral which collateral may (in the Plan Committee's discretion) include up to 50% of the Participant's vested Account, shall be considered investments of the Plan and Trust, and shall bear a rate of interest considered reasonable on the date on which the loan was made. Except to the extent it is used to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant, any such loan shall be repaid within or upon the earlier of the date prescribed by the Plan Committee, or five years after the loan is made. To the extent that any loan is used to acquire the principal residence of the Participant, such loan shall be repaid within a reasonable period of time as determined by the Committee. Substantially level amortization of the loan (with payments at least quarterly) shall be made over the term of the loan. If a Participant does not repay such loan within the time prescribed, then in addition to enforcing payment through any legal remedy, the Plan Committee may instruct the Trustee to deduct the total amount of the loan and any unpaid interest due on it from such Participant's Account, but no foreclosure of the Participant's Account may occur prior to the Account being distributable under this Article. In its discretion the Plan Committee may require the Participant to repay the loan by payroll deduction. Loans may not be made to shareholder-Employees or to owner-Employees. For purposes of this requirement, a shareholder-Employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code Section 319(a)(1)) on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation. An owner-Employee means an Employee who owns the entire interest of an unincorporated trade or business or is a partner owning more than 10 percent of the capital interest or profits in such partnership.

    Section 7.9 Other Restrictions on Withdrawals. Notwithstanding other provisions of this Plan and in particular Article VII of this Plan, the following will apply to all transactions involving Qualifying Employer Securities or Accounts which are the subject of this Plan:


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      (i)   Six Month Limitation on Further Purchases. An officer or director
            Participant making a withdrawal under this Plan must cease further purchases of Qualifying Employer Securities in the Plan for six months, or the Qualifying Employer Securities so distributed must be held by that Participant six months prior to disposition; provided that extraordinary distributions of all of the Qualifying Employer Securities held by the Plan and distributions in connection with death, retirement, disability, Termination of Employment, or a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules under those acts, are not subject to this requirement; and

     (ii) Six Month Limitation on Further Participation. An officer or director Participant who ceases participation in the Plan may not participate in the Plan again for at least six months.



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                                  ARTICLE VIII

                              FIDUCIARY OBLIGATIONS

    Section 8.1 General Fiduciary Duties. A Fiduciary shall discharge his duties under the Plan solely in the interest of the Participants and the beneficiaries and for the exclusive purpose of providing benefits to Participants and to their beneficiaries and defraying reasonable expenses of administering the Plan. All fiduciaries shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except as authorized by regulations of the Secretary of Labor, no Fiduciary may maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States. A Fiduciary shall act in accordance with the documents and instruments governing the Plan to the extent such documents and instruments are consistent with the requirements of law.

    Section 8.2 Allocation of Fiduciary Responsibility. A Named Fiduciary may designate persons other than named fiduciaries to carry out Fiduciary responsibilities (other than Trustee responsibilities) under the Plan.

    Section 8.3 Liability of Fiduciaries. (a) Extent of Liability. A Fiduciary who breaches any of the responsibilities, obligations, or duties imposed upon him by this Plan or by the requirements of law shall be personally liable only
(i) to make good to the Plan any losses resulting from his breach, (ii) to restore to the Plan any profits the Fiduciary has made through the use of Plan assets for his personal Account, and (iii) to pay those penalties prescribed by law arising from his breach. A Fiduciary shall be subject to such other equitable or remedial relief as a court of law may deem appropriate, including removal of the Fiduciary. A Fiduciary also may be removed for a violation of
Section 8.8 of this Plan (prohibition against certain persons holding certain positions). No Fiduciary shall be liable with respect to the breach of a Fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary.

            (b) Liability of Fiduciary for Breach by Co-Fiduciary. A Fiduciary shall be liable for a breach of Fiduciary responsibility of another Fiduciary of this Plan, only if he (i) participates knowingly in, or knowingly undertakes to conceal, an act or omission of the other Fiduciary, and knows such act or omission by the other Fiduciary is a breach of the other Fiduciary's duties,
(ii) enables another Fiduciary to commit a breach, by his failure to comply with
Section 8.1 of this Plan in the administration of the specific responsibilities which give rise to his status as a Fiduciary, or (iii) has knowledge of a breach of another Fiduciary and does not make reasonable efforts under the circumstances to remedy the breach.

            (c) Liability for Improper Delegation of Fiduciary Responsibility. A Named Fiduciary who allocates any of his Fiduciary responsibilities to any person or designates any person to carry out any of his Fiduciary responsibilities shall be liable for the act or omission of such person in carrying out the responsibility only to the extent that the Named Fiduciary fails to satisfy his general Fiduciary duties of Section 8.1 of this Plan with respect to the allocation or designation, with respect to the establishment or implementation of the procedure by which he allocates the responsibilities, or in continuing the allocation or designation. Nothing in this Section 8.3(c) shall prevent a Named Fiduciary from being liable if he otherwise would be liable for an act or omission under Section 8.3 of this Plan.


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            (d) Fiduciary to whom Responsibilities are Allocated. Any person who has been designated to carry out Fiduciary responsibilities under Section 8.2 of this Plan shall be liable for such responsibilities under this section to the same extent as any Named Fiduciary.

            (e) Liability Insurance and Indemnification. Nothing in this Plan shall preclude a Fiduciary from purchasing insurance to cover liability from and for his own account. The Company may purchase insurance to cover potential liability of those persons who serve in a Fiduciary capacity with regard to the Plan or may indemnify a Fiduciary against liability and expenses reasonably incurred by him in connection with any action to which such Fiduciary may be made a party by reason of his being or having been a Fiduciary.

    Section 8.4 Prohibited Transactions. No Fiduciary shall cause the Plan to engage in a transaction if the Fiduciary knows or should know that the transaction constitutes a prohibited transaction under law. No disqualified person under law (other than a Fiduciary acting only as such) shall engage in a prohibited transaction as prescribed by law.

    Section 8.5 Receipts of Benefits by Fiduciaries. Nothing shall prohibit any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary in the Plan, if such benefit is computed and paid on a basis which is consistent with the terms of the Plan applied to all other Participants and beneficiaries. The determination of any matters affecting the payment of benefits to any Fiduciary other than the Plan Committee shall be determined by the Plan Committee. If the Plan Committee is an individual, the determination of any matters affecting the payment of benefits to the Plan Committee shall be made by a temporary Plan Committee who shall be appointed by the Board of Directors for such purpose. If the Plan Committee is a group of individuals, the determination of any matters affecting the payment of benefits to any individual Plan Committee member shall be made by the remaining Plan Committee members without the vote of such individual Plan Committee member. If the remaining Plan Committee members are unable to agree on any matter affecting the payment of such benefits, the Board of Directors shall appoint a temporary Plan Committee to decide the matter.

    Section 8.6 Compensation and Expenses of Fiduciaries. (a) General Rules. A Fiduciary shall be entitled to receive any reasonable Compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of his duties under the Plan. However, no Fiduciary who already receives full-time pay from an Employer shall receive Compensation from the Plan, except for reimbursement of expenses properly and actually incurred. All Compensation and expenses shall be paid by the Plan, unless the Company, in its discretion, elects to pay all or any part of such Compensation and expenses.

            (b) Compensation of Plan Committee and Plan Administration. A Plan Administrator who is not a full-time Employee of an Employer shall be entitled to such reasonable Compensation as the Plan Committee and Plan Administrator mutually shall determine. A Plan Committee member who is not a full-time Employee of an Employer shall be entitled to such reasonable Compensation as the Company and the Plan Committee mutually shall determine. Any expenses properly and actually incurred by the Plan Committee or the Plan Administrator due to a request by a Participant shall be charged to the Account of the Participant on whose behalf such expenses are incurred.


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            (c) Compensation of Trustee. A Trustee who is not a full-time
Employee of an Employer shall be entitled to such reasonable Compensation for its services as the Plan Committee and the Trustee mutually shall determine.

            (d) Compensation of Persons Retained or Employed by Named Fiduciary. The Compensation of all agents, counsel, or other persons retained or employed by a Named Fiduciary shall be determined by the Named Fiduciary employing such person, with the Plan Committee's approval, provided that a person who is a full-time Employee of an Employer shall receive no Compensation from the Plan.

    Section 8.7 Service by Fiduciaries and Disqualified Persons. Nothing in this Plan shall prohibit anyone from serving as a Fiduciary in addition to being an officer, Employee, agent, or other representative of a disqualified person as defined in the Code.

    Section 8.8 Prohibition Against Certain Persons Holding Certain Positions. No person who has been convicted of a felony shall be permitted to serve as an administrator, Fiduciary, officer, Trustee, custodian, counsel, agent, or Employee of this Plan, or as a consultant to this Plan, unless permitted under law. The Plan Committee shall ascertain to the extent practical that no violation of this section occurs. In any event, no person knowingly shall permit any other person to serve in any capacity which would violate this section.


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                                   ARTICLE IX

                      PLAN ADMINISTRATOR AND PLAN COMMITTEE

    Section 9.1 Appointment of Plan Administrator and Plan Committee. The Board of Directors by resolution shall appoint a Plan Administrator and Plan Committee, both of whom shall hold office until resignation, death, or removal by the Board of Directors. If the Board of Directors fails to appoint the Plan Committee or Plan Administrator, or both, the Board of Directors shall be the Plan Committee, the Plan Administrator, or both. Any person may serve in more than one Fiduciary capacity, including service as Plan Administrator and Plan Committee member. Any group of persons appointed by the Board of Directors may serve in the capacity of Plan Committee, Plan Administrator, or both.

    Section 9.2 Organization and Operation of Offices of Plan Administrator and Plan Committee. The Plan Administrator and Plan Committee may adopt such procedures as each deems desirable for the conduct of their respective affairs and may appoint or employ a secretary or other agents, any of whom may be, but need not be, an officer or Employee of the Company or an Associated Company. Any agent may be removed at any time by the person appointing or employing him.

    Section 9.3 Information To Be Made Available to Plan Committee and Plan Administrator. To enable the Plan Committee and the Plan Administrator to perform all of their respective duties under the Plan, each Employer shall provide the Plan Committee and the Plan Administrator with access to the following information for each Employee: (i) name and address; (ii) social security number; (iii) birthdate; (iv) dates of commencement and Termination of Employment; (v) reason for termination of employment; (vi) hours worked during each year; (vii) annual Compensation; (viii) Employer contributions; and (ix) such other information as the Plan Committee or the Plan Administrator may require. To the extent the information is available in Employer records, an Employer shall provide the Plan Committee and Plan Administrator with access to information relating to each Employee's contributions, benefits received under the Plan, and marital status. If such information is not available from the Employer records, the Plan Committee shall obtain such information from the Participants. The Plan Committee, the Plan Administrator and the Employer may rely on and shall not be liable because of any information which an Employee provides, either directly or indirectly. As soon as possible following any Participant's death, Total Disability, retirement, or other Termination of Employment, his Employer shall certify in writing to the Plan Committee and Plan Administrator such Participant's name and the date and reason for his Termination of Employment.

    Section 9.4 Resignation and Removal of Plan Administrator or Plan Committee Member; Appointment of Successors. Any Plan Administrator or Plan Committee member may resign at any time by giving written notice to the Board of Directors, effective as stated in such notice, otherwise upon receipt of such notice. At any time the Plan Administrator or any Plan Committee member may be removed by the Board of Directors without cause. As soon as practical, following the death, resignation, or removal of any Plan Administrator or Plan Committee member, the Board of Directors shall appoint a successor by resolution. Written notice of the appointment of a successor Plan Administrator or successor Plan Committee member shall be given by the Company to the Trustee. Until receipt by the Trustee of such written notice, the Trustee shall not be charged with knowledge or notice of such change.


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    Section 9.5 Duties and Powers of Plan Administrator, Reporting and
Disclosure. (a) General Requirements. The Plan Administrator shall be responsible for all applicable reporting and disclosure requirements of law. The Plan Administrator shall prepare, file with the Secretary of Labor, the Secretary of the Treasury, or the Pension Benefit Guaranty Corporation, when applicable, and furnish to Participants and beneficiaries, when applicable, the following: (i) summary plan description; (ii) description of modifications and changes; (iii) annual report; (iv) terminal and supplementary reports; (v) registration statement; and (vi) any other return, report, or document required by law.

            (b) Statement of Benefits Accrued and Vested. The Plan Administrator is to furnish any Plan Participant or Beneficiary who so requests in writing, a statement indicating, on the basis of the latest available information, the total benefits accrued and the vested benefits, if any, which have accrued, or the earliest date on which benefits will become vested. The Plan Administrator shall furnish a written statement to any Participant who terminates employment during the Plan Year and is entitled to a deferred vested benefit under the Plan as of the end of the Plan Year, if no retirement benefits have been paid with respect to such Participant during the Plan Year. The statement shall be an individual statement and shall contain the information required in the annual registration statement which the Plan Administrator is required to file with the Secretary of the Treasury. The Plan Administrator shall furnish the individual statement to the Participant before the expiration of the time prescribed for filing the annual registration statement with the Secretary of the Treasury.

            (c) Inspection of Documents. The Plan Administrator is to make available for inspection copies of the Plan description and the latest annual report and the agreements under which the Plan was established or is operated. Such documents shall be available for examination by any Participant or Beneficiary in the principal office of the Plan Administrator and in such other places as may be necessary to make available all pertinent information to all Participants. Upon written request by any Participant or Beneficiary, the Plan Administrator is to furnish a copy of the last updated summary Plan description, Plan description, and the latest annual report, any terminal report, and any agreements under which the Plan is established or operated. In addition, the Plan Administrator is to comply with every other requirement imposed on him by law.

            (d) Employment of Advisers and Persons To Carry Out
Responsibilities. The Plan Administrator may appoint one or more persons to render advice with regard to any responsibility the Plan Administrator has under the Plan and may employ one or more persons (other than a Named Fiduciary) to carry out any of his responsibilities under the Plan.

            (e) Notice of Eligibility for Direct Rollover Distribution. The Plan Administrator shall provide a written explanation to the recipient of any eligible rollover distribution that income taxes will not be withheld on the distribution to the extent such distribution is transferred in an eligible rollover distribution to an eligible retirement plan.

    Section 9.6 Duties and Powers of Plan Committee - In General. The Plan Committee shall decide, in its sole and absolute discretion, all questions arising in the administration, interpretation, and application of the Plan and Trust, including all questions relating to eligibility, vesting, and distribution, except as may be reserved under this Plan to the Company, its Board of Directors or any Associated Company. The Plan Committee may designate any person (other than the Plan Administrator or Trustee) to carry out any of the Plan Committee's Fiduciary


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responsibilities under the Plan (other than a Trustee Responsibility) and may appoint one or more persons to render advice with regard to any responsibility the Plan Committee has under the Plan. The Plan Committee from time to time shall direct the Trustee concerning the payments to be made out of the Trust Fund pursuant to this Plan. All notices, directions, information, and other communications from the Plan Committee shall be in writing.

    Section 9.7 Duties and Powers of Plan Committee - Keeping of Records. The Plan Committee shall keep a record of all the Plan Committee's proceedings and shall keep all such books of Account, records, and other data as may be necessary or advisable in its judgment for the administration of this Plan and Trust, including records to reflect the affairs of this Plan, to determine the amount of vested and/or forfeitable interests of the respective Participants in the Trust Fund, and to determine the amount of all benefits payable under this Plan. The Plan Committee shall maintain separate Accounts for each Participant as provided under Section 5.1 of this Plan. Subject to the requirements of law, any person dealing with the Plan Committee may rely on, and shall incur no liability in relying on, a certificate or memorandum in writing signed by the Plan Committee as evidence of any action taken or resolution adopted by the Plan Committee.

    Section 9.8 Duties and Powers of Plan Committee - Claims Procedure. (a) Filing and Initial Determination of Claim. Any Participant, Beneficiary or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he is entitled. Such a claim must be in writing and delivered to the Plan Committee in person or by certified mail, postage prepaid. Within 90 days after receipt of such claim, the Plan Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary the claimant will receive a written notice to this effect prior to the expiration of the initial 90-day period. The Plan Committee shall have full discretion pursuant to the Plan to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this Section 9.8(a), the claim shall be deemed denied and the claimant shall be permitted to exercise his right of review pursuant to Section 9.8(c) and (d) of this Plan.

            (b) Duty of Plan Committee Upon Denial of Claim. The Plan Committee shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:
(i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and (iv) an explanation of the Plan's claim review procedure.

            (c) Request for Review of Claim Denial. Within 60 days after receipt by the claimant of written notification of the denial in whole or in part of his claim, the claimant or his duly authorized representative, upon written application to the Plan Committee in person or by certified mail, postage prepaid, may request a review of such denial, may review pertinent documents and may submit issues and comments in writing. Upon its receipt of the request for review, the Plan Committee shall notify the Board of Directors of the request.

            (d) Claims Reviewer. Upon its receipt of notice of a request for review, the Board of Directors shall appoint a person other than a Plan Committee member to be the claims reviewer.


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The Plan Committee shall deliver to the claims reviewer all documents submitted by the claimant and all other documents pertinent to the review. The claims reviewer shall make a prompt decision on the review. The decision on review shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Plan Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If such extension is necessary the claimant shall be given written notice of the extension prior to the expiration of the initial 60-day period. If notice of the decision on review is not furnished in accordance with this Section 9.8(d), the claim shall be deemed denied and the claimant shall be permitted to exercise his right to legal remedy pursuant to Section 9.8(e) of this Plan.

            (e) Legal Remedy. After exhaustion of the claims procedure as provided under this Plan, nothing shall prevent any person from pursuing any other legal remedy.

    Section 9.9 Duties and Powers of Plan Committee - Funding Policy. The policy of each Employer is that this Plan shall be funded with Employer contributions and Participant contributions. The Plan Committee shall determine the Plan's short-run and long-run financial needs and regularly communicate these requirements to the appropriate persons. The Plan Committee will determine whether the Plan has a short-run need for liquidity, (e.g., to pay benefits) or whether the liquidity is a long-run goal and investment growth is a more current need. The Plan Committee shall communicate such information to the Trustee so that investment policy can be coordinated appropriately with Plan needs.

    Section 9.10 Duties and Powers of Plan Committee - Bonding of Fiduciaries and Plan Officials. The Plan Committee shall procure bonds for every Fiduciary of the Plan and every Plan official, if he handles funds of the Plan, in an amount not less than 10% of the amount of funds handled and in no event less than $1,000, except the Plan Committee shall not be required to procure such bonds if: (i) the person is excepted from the bonding requirement by law; or
(ii) the Secretary of Labor exempts the Plan from the bonding requirements. The bonds shall conform to the requirements of law.

    Section 9.11 Duties and Powers of Plan Committee - Qualified Domestic Relations Orders. (a) Establish Procedures. Effective as of January 1, 1985, the Plan Committee shall establish reasonable procedures for determining the qualification status of a domestic relations order. Such procedures: (i) shall be in writing; (ii) shall provide to each person specified in a domestic relations order as entitled to payment of Plan benefits notification of such procedures promptly upon receipt by the Plan of the order; and (iii) shall permit an alternate payee to designate a representative for receipt of copies of notices that are sent to the alternate payee.

            (b) Determination of Plan Committee. Within a reasonable period of time after receipt of such order, the Plan Committee shall determine whether such order is a qualified domestic relations order and notify the Participant and each alternate payee of such determination. During any period in which the issue of whether a qualified domestic relations order is a qualified domestic relations order is being determined, the Plan Committee shall segregate in a separate Account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If, within 18 months the order is determined not to be a qualified domestic relations order


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
or the issue as to whether such order is a qualified domestic relations order is not resolved, then the Plan Committee shall pay under the terms of the Plan the segregated amounts to the person or persons who would have been entitled to such amounts if there had been no order. If a Fiduciary acts in accordance with the fiduciary responsibility provisions of ERISA, then the Plan's obligation to the Participant and each alternate payee shall be discharge to the extent of any payment made.

    Section 9.12 Advice to Designated Fiduciaries. Any Fiduciary designated by the Plan Committee or Plan Administrator may appoint with the consent of the Plan Committee or Plan Administrator, respectively, one or more persons to render advice with regard to any responsibility such designated Fiduciary has under the Plan.


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
                                    ARTICLE X

                        POWERS AND DUTIES OF THE TRUSTEE


    Section 10.1 Investment of Trust Fund. (a) Duties of Trustee. The duty of the Trustee is to hold in trust the funds it receives. Subject to the direction of the Plan Committee, the Trustee shall have exclusively authority and discretion to manage and control the assets of the Plan and to manage, invest, and reinvest the Trust Fund and the income from it under this article, without distinction between principal and income, and shall be responsible only for such sums that it actually receives as Trustee. The Trustee shall have no duty to collect any sums from the Plan Committee. The Plan Committee will have the duty to direct the Trustee with respect to the investment of the Trust Fund, subject to the Participants' direction of investment under Section 10.1(d). Notwithstanding any other provision of the Plan, the Trustee shall have no responsibility to select the investment options offered to Participants under
Section 10.1(d) nor shall the Trustee have any discretion with respect to the investment of Trust Fund assets.

            (b) Powers of Trustee. The Trustee shall have the power to apply the funds it receives to purchase shares of Qualifying Employer Securities, and the Trustee may invest in Qualifying Employer Securities, up to 100% of the value of Plan assets, without regard to the diversification requirement or the prudence requirement to the extent it requires diversification. Purchases of stock may be made by the Trustee in the open market or by private purchase, or, if available, from the Company, or as the Trustee may determine in its sole discretion, provided only that no private purchase or purchase from the Company may be made at a price greater than the current market price for Qualifying Employer Securities on the day of such purchase. The Trustee also may purchase stock from Participants who receive distributions from this Trust, provided that all such purchases shall be made at the current market price on the day of such purchase. The Trustee also shall have the power to invest and/or reinvest any and all money or property of any description at any time held by it and constituting a part of the Trust Fund, without previous application to, or subsequent ratification of, any court, tribunal, or commission, or any federal or state governmental agency and may invest in real property and all interest in real property, in bonds, notes, debentures, mortgages, commercial paper, preferred stocks, common stocks, or other securities, rights, obligations, or property, real or personal, including shares or certificates of participation issued by regulated investment companies or regulated investment trusts, shares or units of participation in qualified common trust funds, in qualified pooled funds, or in pooled investment funds of an insurance Company qualified to do business in the state. If the Trustee is a bank or similar financial institution supervised by the United States or a state, it may invest Plan assets in its own deposits (savings Accounts and certificates of deposit) if such deposits bear a reasonable rate of interest.

            (c) Diversification and Prudence Requirements. Except to the extent the Trustee invests in the Qualifying Employer Securities, the Trustee shall diversify the investments of the Plan to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.


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
            (d)   Participant's Right to Designate Investments.

            (i) General Rules. Each Participant shall have the right to designate the investment of his Account attributable to elective deferral contributions, voluntary contributions, and rollover contributions and transfers made to the Plan, as provided below.

            (ii) Investments as of December 31, 1994, to be Invested by Trustee, at the direction of the Plan Committee. All Accounts as of December 31, 1994, or such later date as determined by the Plan Committee, will remain subject to investment by the Trustee as directed by the Plan Committee, including investment of up to 100% of such Accounts in Qualifying Employer Securities.

            (iii) Procedure for Designation. Any designation or changes in designation of the investment of a Participant's Account attributable to elective deferrals or voluntary contributions shall be made in writing on forms provided by the Plan Committee and submitted to the Plan Committee or the Trustee, as determined by the Plan Committee, at such times as the Plan Committee shall provide.

            (iv) Investment Categories. The Plan Committee shall offer a broad range of investment categories, as selected by the Plan Committee from time to time, which categories shall include fixed income obligations of a secure nature, such as savings accounts, certificates of deposit, and fixed income government and corporate obligations. The investment categories also may include Qualifying Employer Securities, other common stocks, real property, notes, mortgages, commercial paper, preferred stocks, mutual funds, or other securities, rights, obligations, or property, real or personal, including shares or certificates of participation issued by regulated investment trusts and shares or units of participation in qualified common Trust Funds or pooled funds.

            (v) Absence of Investment Designation. In the absence of any written designation of investment for the Participant's elective deferrals or voluntary contributions, the Trustee shall invest all funds received on Account of any Participant in such category or categories as the Plan Committee may designate from time to time.

            (vi) Irrevocability of Investment Designation. Once a Participant has designated the investment of his Account attributable to elective deferrals or voluntary contributions into Qualifying Employer Securities, such Accounts will thereafter remain invested in Qualifying Employer Securities. A Participant's rollover contributions and transfer contributions, if any, may be invested in Qualifying Employer Securities and such investments may be changed quarterly in the same manner as investments other than Qualifying Employer Securities are changed under the Plan.

            (vii) Sole and Exclusive Power of Participants. The right to designate investment categories under this Section 10.1 shall be the sole and exclusive investment power granted to Participants. Neither the Trustee nor the Plan Committee shall be liable for any loss which results from the Participant exercising such control under this Section 10.1.

            (viii) Expenses. Any expense incurred by the Trustee or the Plan Committee will be charged directly against the value of the Account of the Participant on whose behalf such expense


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
is incurred. The Trustee or the Plan Committee may allocate expenses to individual Accounts or commingled Accounts on a nondiscriminatory basis.

            (ix) Special 1997 Participant Election Regarding Qualifying Employer
Securities: Effective from January 27, 1997, until August 31, 1997, and only in connection with the public offering of common stock of General Communication, Inc. that occurs during 1997 (the "1997 Public Offering"), each Participant will be permitted to make a one-time election to sell up to 50% of the Qualifying Employer Securities held in such Participant's Account (including but not limited to the Participant's elective deferral account and Company contributions account). The election to sell such Qualifying Employer Securities shall be made pursuant to procedures promulgated by the Committee, which will be applied in a uniform and nondiscriminatory manner. The sale price for such Qualifying Employer Securities will be that price at which such common stock is offered to the general public during the 1997 Public Offering. The proceeds from the sale of such Qualifying Employer Securities thereafter may be invested as directed by the Participant pursuant to the provisions of this Section 10.1, disregarding
Section 10.1(ii) to the extent applicable to the Participant's special one-time election. Participant Accounts (including proceeds from the 1997 Public Offering) invested in Qualifying Employer Securities after the 1997 Public Offering will remain subject to the prohibition against later sales provided in
Section 10.1(vi).

    Section 10.2 Administrative Powers of the Trustee. Subject to the requirements imposed by law, the Trustee shall have all powers necessary or advisable to carry out the provisions of this Plan and Trust and all inherent, implied, and statutory powers not or subsequently provided by law, including specifically the power to do any of the following:

      (i) To cause any securities or other property to be registered and held in its name as Trustee, or in the name of one or more of its nominees, without disclosing the Fiduciary capacity, or to keep the same in unregistered form payable to bearer;

     (ii) To sell, grant options to sell, exchange, pledge, encumber, mortgage, deed in trust, or use any other form of hypothecation, or otherwise dispose of the whole or any part of the Trust Fund on such terms and for such property or cash, in part cash and credit, as it may deem best; to retain, hold, maintain, or continue any securities or investments which it may hold as part of the Trust Fund for such length of time as it may deem advisable; and generally, in all respects, to do all things and exercise each and every right, power, and privilege in connection with and in relation to the Trust Fund as could be done, exercised, or executed by an individual holding and owning such property in absolute and unconditional ownership;

    (iii) To abandon, compromise, contest, and arbitrate claims and demands; to institute, compromise, and defend actions at law (but without obligation to do so); in connection with such powers, to employ counsel as the Trustee shall deem advisable and as approved by the Plan Committee; and to exercise such powers all at the risk and expense of the Trust Fund;

     (iv) To borrow money for this trust upon such terms and conditions as the Trustee shall deem advisable, and to secure the repayment of such by the mortgage or pledge of any assets of the Trust Fund, provided that the Trustee may not borrow money to purchase Qualifying Employer Securities;


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      (v)   To vote in person or by proxy any shares of stock or rights held in the Trust Fund as directed by the Plan Committee; to participate in and to exchange securities or other property in reorganization, liquidation, or dissolutions of any corporation, the securities of which are held in the Trust Fund; and

     (vi) To any amount due on any loan or advance made to the Trust Fund, to charge against and pay from the Trust Fund all taxes of any nature levied, assessed, or imposed upon the Trust Fund, and to pay all reasonable expenses and attorney fees necessarily incurred by the Trustee and approved by the Plan Committee with respect to any of the foregoing matters.

    Section 10.3 Advice of Counsel. The Trustee may consult with legal counsel, who may be counsel for the Company or any Associated Company, or Trustee's own counsel, with respect to the meaning or construction of the Plan and Trust or Trustee's obligations or duties. The Trustee shall be protected from any responsibility with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel, to the extent permitted by law.

    Section 10.4 Records and Accounts of the Trustee. The Trustee shall keep all such records and Accounts which may be necessary in the administration and conduct of this trust. The Trustee's records and Accounts shall be open to inspection by the Company, any Associated Company, the Plan Committee, and the Plan Administrator, at all reasonable times during business hours. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund. Separate Accounts or records may be maintained for operational and accounting purposes, but no such Account or record shall be considered as segregating any funds or property from any other funds or property contained in the commingled fund, except as otherwise provided. After the close of each year of the trust, the Trustee shall render to the Company and the Plan Committee a statement of assets and liabilities of the Trust Fund for such year.

    Section 10.5 Appointment, Resignation, Removal, and Substitution of Trustee. The Board of Directors by resolution shall appoint a Trustee or Trustees, each of which shall hold office until resignation or removal by the Board of Directors. The Trustee may resign at any time upon 30 days' written notice to the Company. The Trustee may be removed at any time by the Company upon written notice to the Trustee with or without cause. Upon resignation or removal of the Trustee, the Company, by action of its Board of Directors, shall appoint a successor Trustee which shall have the same powers and duties as are conferred upon the Trustee appointed under this Plan. The resigning or removed Trustee shall deliver to its successor Trustee all property of the Trust Fund, less a reasonable amount necessary to provide for its Compensation, expenses, and any taxes or advances chargeable or payable out of the Trust Fund. If the Trustee is an individual, death shall be treated as a resignation, effective immediately. If any corporate Trustee at any time shall be merged, or consolidated with, or shall sell or transfer substantially all of its assets and business to another corporation, whether state or federal, or shall be reorganized or reincorporated in any manner, then the resulting or acquiring corporation shall be substituted for such corporate Trustee without the execution of any instrument and without any action upon the part of the Company, any Participant or Beneficiary, or any other person having or claiming to have an interest in the Trust Fund or under the Plan.


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    Section 10.6 Appointment of Trustee, Acceptance in Writing. The Trustee
shall accept its appointment as soon as practical by executing this Plan or by delivering a signed document to the Company, a copy of which shall be sent to the Plan Committee by the Trustee. The Board of Directors shall appoint a new Trustee if the Trustee fails to accept its appointment in writing.

    Section 10.7 Vote of Qualifying Employer Securities Held in Trust. If the Employer securities of the Company are not publicly traded and if more than 10% of the total Plan assets are securities of the Company, then for voting purposes, each Participant shall be credited with his pro rata portion (including fractional shares) of the Qualifying Employer Securities allocated to his Account which are not encumbered. Each Participant shall be entitled to vote the pro rata portion of Qualifying Employer Securities allocable to him under this Section 10.7. Unreleased Qualifying Employer Securities shall be voted by the Trustee. The Plan Committee shall certify to the Employer the number of shares to be voted by each Participant if an event occurs which requires a vote of such shares. To the extent the Participants do not vote Qualifying Employer Securities under this Section 10.7, the Plan Committee shall vote such Qualifying Employer Securities. If the Employer securities of the Company are publicly traded or if the Employer securities of the Company are not publicly traded but not more than 10% of the total Plan assets are securities of the Company, then the participants shall not be entitled to vote the pro rata portion of Qualifying Employer Securities allocable to them under this Section
10.7 and the Plan Committee shall vote all Qualifying Employer Securities held in the Trust.


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
                                   ARTICLE XI

            CONTINUANCE, TERMINATION, AND AMENDMENT OF PLAN AND TRUST

    Section 11.1 Termination of Plan. The expectation of each Employer is to continue this Plan indefinitely, but the continuance of the Plan is not assumed as a contractual obligation by the Employer and the right is reserved to each Employer, by action of its Board of Directors, to terminate this Plan in whole or in part at any time. The termination of the Plan by an Employer in no event shall have the effect of revesting any part of the Trust Fund in the Employer. The Plan created by execution of this Plan with respect to any Employer shall be terminated automatically in the event of the dissolution, consolidation or merger of such Employer or the sale by such Employer of substantially all of its assets, if the resulting successor corporation or business entity shall fail to adopt the Plan and Trust under Section 11.3 of this Plan. If this Plan is disqualified, the Board of Directors of the Company, in its discretion, may terminate this Plan.

    Section 11.2 Termination of Trust. The Trust created by execution of this Plan shall continue in full force and effect for such time as may be necessary to accomplish the purposes for which it is created, unless sooner terminated and discontinued by the Board of Directors. Notice of such termination shall be given to the Trustee by the Plan Committee in the form of an instrument in writing executed by the Company pursuant to the action of its Board of Directors, together with a certified copy of the resolution of the Board of Directors to that effect. In its discretion the Plan Committee may receive a favorable determination letter from the Internal Revenue Service stating that the prior qualified status of the Plan has not been affected by such termination. Such termination shall take effect as of the date of the delivery of the notice of termination and favorable determination letter, if obtained, to the Trustee. The Plan Administrator shall file such terminal reports as are required in Article IX of this Plan.

    Section 11.3 Continuance of Plan and Trust by Successor Business. With the approval of the Company, a successor business may continue this Plan and Trust by proper action of the proprietor or partners, if not a corporation, and, if a corporation, by resolution of its Board of Directors, and by executing a proper supplemental agreement to this Plan and Trust with the Trustee. Within 90 days from the Effective Date of such dissolution, consolidation, merger, or sale of assets of an Employer, if such successor business does not adopt and continue this Plan and Trust, this Plan shall be terminated automatically as of the end of such 90-day period.

    Section 11.4 Merger, Consolidation, or Transfer of Assets or Liabilities of the Plan. The Board of Directors may merge or consolidate this Plan with any other plan or may transfer the assets or liabilities of the Plan to any other plan if each Participant in the Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then had terminated). If any merger, consolidation, or transfer of assets or liabilities occurs, the Plan Administrator shall file such reports as required in Article IX of this Plan.

    Section 11.5 Distribution of Trust Fund on Termination of Trust. If the trust is terminated under this Article XI, the Trustee shall determine the value of the Trust Fund and of the respective interest of the Participants and beneficiaries under Article V of this Plan as of the business day next following the date of such termination. The value of the Account of each respective Participant or Beneficiary in the Trust Fund shall be vested in its entirety as of the date


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of the termination of the Plan. The Trustee then shall transfer to each
Participant or Beneficiary the net balance of the Participant's Account unless the Plan Committee directs the Trustee to retain the assets and pay them under the terms of this Plan as if no termination had occurred.

    Section 11.6 Amendments to Plan and Trust. At any time the Company may amend this Plan and Trust by action of its Board of Directors, provided that no amendment shall cause the Trust Fund to be diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries. No amendment shall decrease the vested interest of any Participant nor shall any amendment increase the contribution of any Employer or Participant in the Plan. If an amended vesting schedule is adopted, any Participant who has five or more years of service at the later of the date the amendment is adopted or becomes effective and who is disadvantaged by the amendment, may elect to remain under the Plan's prior vesting schedule. Such election must be made within a period established by the Plan Committee, in accordance with applicable regulations, and on a form provided by and delivered to the Plan Committee. No amendment to the Plan (including a change in the actuarial basis for determining optional benefits) shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. For purposes of this Section 11.6, a Plan amendment that has the effect of (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (ii) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, will be treated as reducing accrued benefits. No amendment shall discriminate in favor of Employees who are officer, shareholders, or Highly Compensated Employees. Notwithstanding anything in this Plan and Trust to the contrary, the Plan and Trust may be amended at any time to conform to the provisions and requirements of federal and state law with respect to employees' trusts or any amendments to such laws or regulations or rulings issued pursuant to them. No such amendment shall be considered prejudicial to the interest of any Participant or Beneficiary under this Plan.


RESTATED QUALIFIED EMPLOYEE STOCK PURCHASE
PLAN OF GENERAL COMMUNICATION, INC.                                      PAGE 57
January 01, 2000

                                   ARTICLE XII

                                  MISCELLANEOUS

    Section 12.1 Benefits To Be Provided Solely from the Trust Fund. All benefits payable under this Plan shall be paid or provided solely from the Trust Fund, and no Employer assumes liability or responsibility for payment of benefits.

    Section 12.2 Notices from Participants To Be Filed with Plan Committee. Whenever provision is made in the Plan that a Participant may exercise any option or election or designate any Beneficiary, the action of each Participant shall be evidenced by a written notice signed by the Participant and delivered to the Plan Committee in person or by certified mail. If a form is furnished by the Plan Committee for such purpose, a Participant shall give written notice of his exercise of any option or election or of his designation of any Beneficiary on the form provided for such purpose. Written notice shall not be effective until received by the Plan Committee.

    Section 12.3 Text To Control. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Plan and Trust exists, the text shall control.

    Section 12.4 Severability. If any provision of this Plan and Trust is illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Plan and Trust shall be construed and enforced as if such illegal or invalid provisions never had been inserted in this Plan.

    Section 12.5 Jurisdiction. This Plan shall be construed and administered under the laws of the State of Alaska when the laws of that jurisdiction are not in conflict with federal substantive law.

    Section 12.6 Plan for Exclusive Benefit of Participants; Reversion Prohibited. This Plan and Trust has been established for the exclusive benefit of the Participants and their beneficiaries. Under no circumstances shall any funds contributed to or held by the Trustee at any time revert to or be used by or enjoyed by an Employer except to the extent permitted by Article IV of this Plan.

    Section 12.7 Transferability Restriction. A derivative security issued under the Plan, including but not limited to Class B common stock of the Company, is not transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules under those acts. The designation of a beneficiary by an officer, director, or other Participant in the Plan does not constitute a transfer under the Plan.


RESTATED QUALIFIED EMPLOYEE STOCK PURCHASE
PLAN OF GENERAL COMMUNICATION, INC.                                      PAGE 58
January 01, 2000

                                                                  EXHIBIT 4.3.12


                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors contained in the minutes of its meeting attached hereto as Exhibit 4.3.12A is a true and correct copy of that resolution as contained in those minutes duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on June 25, 1998.

         Executed this 31st day of August, 2000 at Anchorage, Alaska.



                                                    GENERAL COMMUNICATION, INC.



                                                    By:      /S/
                                                       John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 31st day of August, 2000.



                                                             /S/
                                                    Notary Public in and for
                                                    Alaska
                                                    My Commission Expires:


General Communication, Inc.
Registration Statement (S-8)

                                                                 EXHIBIT 4.3.12A

              EXCERPT FROM MINUTES OF MEETING OF BOARD OF DIRECTORS
                OF "GENERAL COMMUNICATION, INC. ON JUNE 25, 1998

                  ...John Lowber proposed that two additional amendments be made to the Employee Stock Purchase Plan. After discussion, the Board adopted the following resolution(s):

                  Whereas: A. The Company entered into and executed the Revised Qualified Employee Stock Purchase Plan of General Communication, Inc. (the "Plan") effective January 1, 1989, and

                  B. Section 11.6 of the Plan provides in part as follows: "At any time the Company may amend this plan of action of its board of directors..." and

                  C.  The Company now desires to amend the Plan;

                  Now Therefore, the Company does amend the Plan as follows:

                  1. A new sentence is added to the end of Section 7.6(c) to read as follows:

                  Any hardship withdrawal under this section may be made only in a cash lump sum.

                  2. A new section 7.6(d) hereby is added to the Plan to read in its entirety as follows:

                  7.6(d) Rollover Contributions. A participant may withdraw all or any portion of his or her rollover contributions made to this Plan under section 4.7 upon a serious financial hardship, as defined in section 7.6(c) above; provided, however that the Participant's contributions to this Plan will not be suspended as a result of the hardship withdrawal of the Participant's rollover contributions and the Participant need not exhaust all other resources prior to obtaining a hardship withdrawal of such rollover contributions. Any hardship withdrawal under this section may be made only in a cash lump sum.


General Communication, Inc.
Registration Statement (S-8)

                                                                  EXHIBIT 4.3.14


                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors contained in the minutes of its meeting attached hereto as Exhibit 4.3.14A is a true and correct copy of that resolution as contained in those minutes duly adopted by the Board of Directors of General Communication, Inc. at its teleconference meeting held on May 10, 2000.

         Executed this 31st day of August, 2000 at Anchorage, Alaska.



                                                    GENERAL COMMUNICATION, INC.



                                                    By:      /S/
                                                       John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 31st day of August, 2000.



                                                             /S/
                                                    Notary Public in and for
                                                    Alaska
                                                    My Commission Expires:


General Communication, Inc.
Registration Statement (S-8)

                                                                 EXHIBIT 4.3.14A

                                BOARD RESOLUTION



         RESOLVED, that the Board of Directors of General Communication, Inc. ("Company") hereby approves increasing the allocation of additional shares to the Company's Qualified Employee Stock Purchase Plan ("Plan") as follows ("Plan Stock"): Class A -- 2,500,000 shares;

         RESOLVED FURTHER, that the Board approves filing a registration statement pursuant to the federal Securities Act of 1933, as amended ("Securities Act") and, in particular, in the format of Form S-8, where such registration statement will pertain specifically to the registration of the offer of the Plan Stock and such Plan Stock will be offered or acquired through the Plan, as amended on this date; and

         RESOLVED FURTHER, that the president and other officers of the Company are directed to take such steps as are necessary to register the offer of the Plan Stock and otherwise to be in compliance with the Securities Act and other securities laws.


General Communication, Inc.
Registration Statement (S-8)

                                                                   EXHIBIT 4.4.2

                         QUESTIONS AND ANSWERS ABOUT THE
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                         OF GENERAL COMMUNICATION, INC.


General Communication, Inc.
Registration Statement (S-8)

                         QUESTIONS AND ANSWERS ABOUT THE
                    QUALIFIED EMPLOYEE STOCK PURCHASE PLAN OF
                           GENERAL COMMUNICATION, INC.
                      Amended and Restated January 1, 2000

Introduction

General Communication, Inc. ("Company") maintains the Qualified Employee Stock Purchase Plan ("Plan") for the exclusive benefit of its employees and the employees of its subsidiaries and their subsidiaries. The Company has prepared a Prospectus to apprise participants or prospective participants (individually referred to as "Participant") as to the material terms of the Plan and the offer of stock through it. A copy of the Prospectus is available to each Participant or prospective Participant from the Plan Administrator. Each Participant should read the Prospectus before participating in the Plan. To acquaint Participants with the Plan, the following questions and answers summarize several of its major provisions. The offer of shares of Company stock allocated under the Plan has been registered pursuant to the federal Securities Act of 1933, as amended, and other information regarding the Plan and the Company is available through the Plan Administrator, Securities and Exchange Commission, or through the Company.

If the Participant finds that not every question concerning the Plan is answered, the Plan, including the trust established through it ("Agreement"), is available for Participant examination at the office of the Plan Administrator. If there is a discrepancy between the provisions of the Plan and this document, the actual text of the Plan governs all matters.

This Plan contains provisions which allow a Participant to enter into an agreement with the Company to reduce the Participant's salary in order to contribute to the Plan. This agreement is commonly known as a "401(k) arrangement." For tax purposes, the program is called a "Salary Reduction." A Participant may wish to contact his or her tax advisor for further details.

1.       What is the purpose of the Plan?

The purpose of the Plan is to provide eligible employees with a voluntary and convenient means for regular and systematic savings and purchases of Company common stock. The Plan is designed to enable the Participants to acquire a proprietary interest in the Company and to provide benefits upon retirement.


           -----------------------------------------------------------
                  "This Document entitled Questions and Answers
            About the Revised Qualified Employee Stock Purchase Plan
              of General Communication, Inc. constitutes part of a
            Prospectus covering securities that have been registered
                       under the Securities Act of 1933."
           -----------------------------------------------------------

January 1, 2000                                                            - 1 -

2.       What is the history of the Plan?

The Plan became effective on January 1, 1987, and has been amended several times. This summary reflects the Plan as of January 1, 2000. The Company has made contributions that match a Participant's Salary Reductions and Nonqualified Voluntary Contributions of up to 10% of Participants' gross salary since the Plan's inception. The Company has purchased or otherwise issued Company stock with the employer matching contributions made on behalf of Participants in the Plan. Currently, all Company matching contributions are being used to purchase Company common stock.

3.       Who is eligible to participate?

Any employee of the Company or its affiliates (other than an independent contractor or union employee covered by a collective bargaining agreement if retirement benefits are the subject of good faith bargaining) who has completed one year of service with the Company is eligible to become a Participant in the Plan. A "year of service" for eligibility purposes means a 12-consecutive month period in which a Participant is credited with 1,000 or more hours of service. The 12-month period is measured from the day the Participant begins work to the anniversary of that date. A Participant may enter the Plan at the next quarterly entry date after completing 1,000 hours of service in a year. Years of service also may include service with certain companies that are acquired by the Company or its affiliates, or for certain employees who previously performed services for the Company under a management or outsourcing contract. Please see the Plan Administrator if you have questions about these special rules.

If, on the first year anniversary date, a Participant does not meet the minimum requirements to be eligible to participate in the Plan, upon the second year anniversary date and each subsequent anniversary date, the Company will again review its records during the last twelve months to redetermine a Participant's eligibility. If at that time the Participant is found to be eligible, participation may begin on the next quarterly entry date (January 1, April 1, July 1 or October 1).

For example, if an employee was hired on January 11, 2000, and is credited with 800 hours of service in the first year of employment (January 11, 2000, to January 10, 2001), that employee is not eligible to become a Participant in the Plan after the first year of employment. However, if that employee was credited with 1,000 hours of service in the next year (January 11, 2001, to January 10, 2002) that employee may become a Participant on the next entry date of the Plan (April 1, 2002).

An employee will be credited with one "hour of service" for each hour for which the employee is paid by the Company. This includes working and nonworking hours for which an employee is paid, including overtime, vacation, and sick leave. No more than 501 hours will be credited to any employee on account of a single continuous period during which the employee performs no duties.


January 1, 2000                        -2-

4.       How does one become a Participant?

Once an employee has completed one year of service with the Company (including the 1,000 hour requirement described above), that employee may become a Participant by filing with the Plan Administrator an Employee Stock Purchase Plan Enrollment Form on which consent is given to make contributions to the Plan by payroll deductions (Salary Reduction) or Nonqualified Voluntary Contributions. The enrollment form is enclosed in the packet provided to all newly eligible Participants. Additional forms are available from the Plan Administrator and will become effective on the calendar quarters beginning January 1, April 1, July 1, or October 1 immediately following the date on which the form is returned to the Plan Administrator. Eligible employees who elect not to participate must complete the waiver of participation section of the enrollment form and return that form to the Plan Administrator. Failure to complete and return the Employee Stock Purchase Plan Enrollment Form will be considered an election not be become a Participant. An eligible employee may revoke his or her decision not to participate and become a Participant on any subsequent January 1, April 1, July 1, or October 1 as long as the employee still meets eligibility requirements on that subsequent entry date. A Participant must file the Employee Stock Purchase Plan Enrollment Form at least two weeks prior to the subsequent January 1, April 1, July 1, or October 1 selected to enroll.

5.       How is the Plan administered?

The Plan is administered jointly by a Plan Committee and a Plan Administrator appointed by the Board of Directors of the Company. The Plan Committee is made up of members that represent management and non-management personnel. The Plan Committee assumes the major responsibilities for the interpretation of the Plan. The Plan Administrator is responsible for the day-to-day operation of the Plan and also for reporting and disclosure requirements of federal and state law. Any questions or comments concerning policy issues regarding the Plan should be directed to the Plan Administrator.

The Board of Directors of the Company serves as the Trustee of the Plan. The stock of the Company and other assets, if any, of the Plan resulting from Company and Participant contributions are administered by the Trustee.

6.       What is the fiscal year of the Plan?

The fiscal year of the Plan (the "Plan Year") begins on January 1 and ends on December 31. The records of the Plan including the trust formed under the Agreement are maintained on such fiscal year.


January 1, 2000                        -3-

7.       How are contributions to the Plan made?

The Company and participating eligible employees make contributions to the Plan. Participant contributions to the Plan will fall under two different categories:
(1) Salary Reductions and (2) Nonqualified Voluntary Contributions.

In addition, the Company may make matching contributions, as described in Question 9, based on the Salary Reduction and/or the Nonqualified Voluntary Contributions that Participants make to the Plan.

         (1) Salary Reductions: Under this category, an eligible employee elects to reduce his or her taxable compensation by a percentage of his or her gross compensation, not to exceed the lesser of (a)10 percent of the employee's compensation for each payroll period or (b) an amount specified by the Internal Revenue Service and which may vary from year to year (which for 2000 is $10,500).

         Salary Reduction contributions will not be subject to federal income tax in the year earned but will be taxed when they are distributed from the Plan. Salary Reduction contributions will remain subject to FICA (Social Security tax). Earnings on Salary Reduction contributions will be taxed when they are distributed to the Participant.

         Changes can be made in the amount of Salary Reductions for a Participant without penalty. A Change Request Form must be submitted to the Plan Administrator at least two weeks prior to the calendar quarter that the change is to become effective. Under this category, Salary Reductions through payroll are the only means for making Participant contributions. Participant Salary Reduction contributions cannot be made or changed retroactively.

         The Plan Administrator will limit the Salary Reduction portion of a Participant's account to the maximum allowable amount specified above (which for 2000 is the lesser of $10,500 or 10 percent of your gross compensation per year).

         (2) Nonqualified Voluntary Contributions: Under this category, each Participant may contribute to the Plan for each Plan year during which he or she is a Participant a percentage of his or her gross compensation as a Nonqualified Voluntary Contribution, provided that such amount will not exceed 10 percent of his or her compensation for each payroll period.

         Nonqualified Voluntary Contributions will be taxed as "ordinary income" in the year in which the Participant makes the contribution; however, the earnings on the contribution will not be taxed until they are distributed at some later date. Therefore, a Participant can accumulate some tax deferred income, and will receive the Nonqualified Voluntary Contributions back tax free at the time of distribution.


January 1, 2000                        -4-

         Systematic contributions must be made by payroll deductions. All Nonqualified Voluntary Contributions for the Plan Year will be made during the Plan Year.

         (3) Limits on Annual Additions: The overall limit on annual additions to a Participant's account in the Plan is the lesser of 25 percent of the Participant's gross compensation or $30,000. Annual additions include Salary Reduction contributions, Nonqualified Voluntary Contributions, Employer Matching Contributions, and forfeitures. The Plan Administrator will ensure that the overall limit on contributions is observed so as to minimize the necessity of returning funds to a Participant.

8.       What is the formula for the Company's contribution?

The Company can may make Employer Matching Contributions each Plan Year. The annual contribution of the Company will be equal to a stated and nondiscriminatory percentage of each Participant's contributions (both Salary Reduction Contributions and Nonqualified Voluntary Contributions) to the Plan. The amount of the Company matching contribution will depend on how the Participant elects to invest the Participant's Salary Reduction Contributions and Nonqualified Voluntary Contributions.

If the Participant elects to invest all of his future Salary Reduction contributions and Nonqualified Voluntary Contributions into common stock of the Company, the Company may match up to 100% of the Participant's contributions for the year. The election to invest Participant contributions in Company stock is irrevocable so this election must be considered carefully.

If the Participant elects to invest any portion of his Salary Reduction Contributions or Nonqualified Voluntary Contributions into investments other than the common stock of the Company, the Company may match up to 50% of the Participant's contributions for the year.

In any event, the Employer Matching Contribution may not exceed 10 percent of the Participant's gross salary per payroll period.

Each year, the Board of Directors of the Company will decide by resolution the percentage to be contributed as an Employer Matching Contribution for such year.


January 1, 2000                        -5-

9.       What happens to contributions to the Plan?

Your investment election rights are described in Question 8. In any event, the Company matching contribution may not exceed 10 percent of the Participant's gross salary per payroll period. Each year, the Board of Directors of the Company will decide by resolution the percentage to be contributed for such year. The Plan Committee will maintain an account in a Participant's name showing the balance of the Participant's share in the Company contributions, the contributions the Participant makes in each category and the equivalent number and value of Company stock which is in the Participant's account. The Plan Committee will distribute, or cause to be distributed, to each Participant at least annually a written statement setting forth the value of such Participant's accounts as of the last day of the Plan year, and such other information as the Plan Committee will determine. Common stock of the Company will be valued at the mean between dealer "bid" and "ask" closing prices of the stock in the over-the-counter market as reported by the National Association of Securities Dealers, Inc., National Quotation Bureau, Inc., the National Association of Securities Dealers Automated Quotation System, or a market maker in Company common stock.

All contributions to the Plan are deposited with the Trustee. The Trustee will invest primarily in the common stock of the Company but may make investments in other assets such as, but not limited to, certificates of deposit or savings accounts. Ordinary brokerage house commissions will be considered as part of the cost of purchase of the stock. At least annually, all deposits with the Trustee will be valued to determine the appreciation or depreciation (and earnings and losses) on Plan investments, including Company common stock, any other earnings of the trust under the Plan, and the value of a Participant's account in the trust fund under the Plan. The Company stock will be allocated to a Participant's account no later than on a quarterly basis.

Effective for Participant contributions made after January 1, 1995, Participants will be given the right to direct how their Participant contributions (Salary Reduction contributions, Nonqualified Voluntary Contributions, and rollover contributions) will be invested. The Trustee will offer Participants several different investment categories and also will offer Participants the election to invest in Company common stock. If you elect to invest all of your Salary Reduction contributions and Nonqualified Voluntary Contributions in Company common stock, the Company's matching contribution for those Participant contributions may be up to 100% of your contributions. (See Question 8 for more information about the Company matching contribution.) If you elect to invest your Salary Reduction contributions and Nonqualified Voluntary Contributions in Company common stock, those contributions must remain invested in Company common stock. Of course, you can change your investment election at any time for rollover contributions or future Salary Reduction contributions and Nonqualified Voluntary Contributions, but the Company matching contribution for your future contributions which are not invested in Company common stock will be limited to 50% of your contributions.

If you elect to invest any portion of your Salary Reduction contributions and Nonqualified Voluntary Contributions in other investment options (other than Company common stock), the Company's


January 1, 2000                        -6-
matching contribution for those Participant contributions may be up to 50% of your contributions. (See Question 8 for more information about the Company matching contribution.)

10.      What happens to the earnings on contributions?

Any earnings or losses on the Company common stock allocated to each Participant's account will accrue directly to those shares, as the fair market value of those shares may fluctuate. Any earnings on assets other than the Company common stock are divided on a category by category basis among the Participants based on the ratio of the value of each Participant's account in that investment category.

11.      How will a Participant's benefits under the Plan be determined?

A Participant will be 100 percent vested in his or her Account at retirement, the Participant's total disability, or death while employed with the Company. A Participant is also 100 percent vested in his or her own contributions, i.e., Salary Reduction contributions, Nonqualified Voluntary Contributions, and rollover contributions. That is, a Participant's total interest in his or her Account will be determined by a Participant's total Account value when it becomes distributable for one of the above reasons. If a Participant leaves the Company prior to retirement, death, or total disability, the percentage of a Participant's share in Company matching contributions that is nonforfeitable (vested) will be determined by the number of years of service the Participant has with the Company and any affiliated Company (see Question 13 to see how these years are calculated), in accordance with the following schedule. Remember that the vesting schedule is based on a Participant's tenure with the Company, not the number of years in the Plan.

Years of Service with Company           Percentage of Vesting
-----------------------------           ---------------------
Fewer than 1                                    0
1 or more but fewer than 2                     20
2 or more but fewer than 3                     30
3 or more but fewer than 4                     45
4 or more but fewer than 5                     60
5 or more but fewer than 6                     80
6 or more                                     100

If a Participant terminates employment, the Participant will forfeit the portion of his or her Account attributable to Company matching contributions which are not vested, and the forfeited Account will be used to reduce administrative costs to the Plan or will be allocated as additional Company matching contributions to the remaining Participants. The Plan Committee will make the decision regarding the use of forfeitures.


January 1, 2000                        -7-

12.      How is a year of service determined for vesting?

To determine a Participant's place on the vesting schedule, count one year of service for a calendar year (January 1 to December 31) in which the Participant is credited with 1,000 or more hours of service. During any calendar year, a Participant's hours of service with the Company will be totaled to determine whether the Participant has completed 1,000 or more hours of service. Hours completed during a period when the Participant is ineligible for Plan participation because the Participant is a union employee also will be counted if the Participant is no longer a union employee. If the Participant is credited with between 500 and 1,000 hours in any calendar year, the Participant will receive no vesting credit and the Participant will not be awarded a partial year of service, which means the Participant will not advance on the vesting schedule even if the Participant had several calendar years of fewer than 1,000 hours of service.

         (a)      What is a break in service?

                  Failure to be credited with more than 500 hours in any calendar year is called a "break in service."

         (b)      What is the effect of a break in service?

                  All years of service prior to any period of up to five consecutive 1-year breaks in service generally will be counted in determining who may become a Participant. The percentage of vesting in Company contributions made prior to five or more consecutive 1-year breaks in service will not be increased by service after the break.

         (c) What happens if a Participant leaves the employ of the Company but later returns to employment?

                  If a Participant terminates employment with the Company while any portion of the Participant's Account under the Plan is forfeitable and receives distribution from the Plan before the close of the second Plan year after termination, the Participant will have the right to repay such distribution and to have his forfeited account restored. Repayment may be made only if the Participant is reemployed by the Company or any associated company prior to the earlier of (i) the date which is five years after the date the Participant is reemployed by the employer or (ii) the date on which the Participant experiences any five consecutive 1-year breaks in service commencing after the distribution. If a Participant returns to the employ of the Company but does not repay the distribution, the Participant will forfeit any amount which was not vested prior to the Participant's termination of employment. Repayment of Salary Reductions is not allowed under this section.


January 1, 2000                        -8-

13.      What are the rules for Participant withdrawals from the Plan?

A Participant may request withdrawal of his or her Account, subject to the rules below, attributable to the contributions the Participant has made including any earnings, losses, and changes in fair market value of such contributions by providing a written request with the Plan Administrator at least two weeks before the end of the calendar quarter.

         (1) Salary Reductions: A Participant may withdraw Salary Reduction contributions to the Plan upon hardship (as defined below).

                  (a) Early Retirement. The requirements for early retirement are the completion of 10 years of service with the Company and/or affiliated companies and the attainment of age 59 1/2. If a Participant makes a withdrawal upon eligibility for early retirement, the Participant will not be eligible to participate in the Plan again and will forfeit all income which otherwise would have been credited to the Participant's account on the last day of the year in which the Participant makes the withdrawal.

                   (b) Hardship. Serious financial hardship means an immediate and heavy financial need of the Participant. Financial needs that are considered immediate and heavy include certain medical expenses of the Participant and his or her dependents, costs directly related to the purchase of the Participant's principal residence, payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant and his or her dependents, prevention of the eviction of the Participant or the prevention of the foreclosure on the mortgage of the Participant's principal residence, and funeral expenses for a family member of the Participant. Withdrawal of Salary Reduction Contributions for hardship cannot exceed the amount necessary to meet the financial need and the amount of the financial need cannot be reasonably available from other resources. Other resources that the Participant must exhaust before a hardship withdrawal will be made include loans from commercial sources and from this Plan, insurance reimbursement, reasonable liquidation of the Participant's assets, and cessation of Salary Reduction Contributions. A Participant will not be permitted to make Salary Reduction Contributions to the Plan for twelve months after the receipt of the withdrawn funds and the Participant's Salary Reduction Contributions for the year in which he or she resumes such contributions may not exceed the maximum amount permitted to be contributed for the year less the Salary Reduction Contributions in the year of the withdrawal.

         The only amounts available for hardship withdrawals will be the Salary Reduction amounts and rollover contributions in a Participant's account. The earnings on the Salary Reduction amounts, Company Matching Contributions, and any Nonqualified Voluntary Contribution amounts will not be available for hardship withdrawals.


January 1, 2000                        -9-

         Hardship withdrawals will be distributed only in cash.

         (2) Nonqualified Voluntary Contributions: Withdrawals are permitted on a quarterly basis. Requests must be made at least two weeks prior to the end of the quarter. The Plan Committee will direct the Trustee to distribute the amount requested to the Participant. The Trustee will distribute the assets attributable to the withdrawn contributions subject to any penalties which may be imposed by virtue of early withdrawal (pursuant to Section 7.2 of the Plan) as soon as reasonably possible after the withdrawal date. A Participant who makes withdrawal of any portion of the Participant's account may not contribute to the Plan until the first calendar quarter commencing six months after withdrawal is made. Any expenses attributable to any withdrawal will be charged to the account of the Participant requesting the withdrawal. Vested benefits under the Plan may not be forfeited because a Participant withdraws the Participant's voluntary contributions.

         (3) Company Contributions: A Participant's Account attributable to Company contributions is distributable only when the Participant retires for purposes of this Plan, becomes totally disabled, dies, or otherwise terminates employment with the Company in accordance with the terms of the Plan. If a Participant is age 59 1/2 with at least ten years of service with the Company, the Participant may elect to retire for purposes of this Plan and receive distribution of the Participant's Company contributions even though the Participant does not terminate employment. An election to retire will be filed with the Plan Committee. If a Participant elects to retire for purposes of the Plan, the Participant will not be eligible for reinstatement in the Plan.

         (4) Rollover Contributions: A Participant may withdraw rollover contributions to the Plan upon hardship (as defined in Question 14(1)(b) above). Withdrawals due to hardship cannot exceed the amount necessary to meet the financial need and the amount of the financial need cannot be reasonably available from other resources.

         Hardship withdrawals of rollover contributions will be distributed only in cash.

          (5) Benefit Commencement Date: A Participant must begin to withdraw benefits no later than April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age 70 1/2 or
         (b) the calendar year in which the Participant retires. However, a 5% owner of the Company must begin to withdraw benefits no later than April 1 of the calendar year following the calendar year in which the 5% owner attains age 70 1/2.

         (6) Penalty Tax on Early Withdrawals: A 10 percent additional tax will be imposed on early withdrawals from the Plan. The tax is 10 percent of the taxable amount of the distribution. The following exceptions to this rule will apply to distributions made on account of:


January 1, 2000                        -10-

                  (a)      Death;
                  (b)      Disability;
                  (c)      Payment over life expectancy;
                  (d)      Attainment of age 55 and separation from service;
                  (e)      Payment of certain medical expenses; and
                  (f) Payment to an alternate payee under a Qualified Domestic Relations Order.

         The penalty tax is due on any portion of the distribution which is to be included in ordinary income. Nonqualified Voluntary Contributions will have already been taxed and already included in ordinary income; therefore these amounts will not subject to the penalty tax on early withdrawal.

         (7) Withholding on Distributions Not Rolled Over: For any taxable distribution not rolled over in a direct rollover distribution, regulations provide that the payor of the distribution must withhold 20% of the distribution. The maximum amount withheld may not exceed the total amount of money and the fair market value of other property distributed (excluding employer securities).

         (8) Six Month Limitation on Further Purchases: An officer or director Participant making a withdrawal under the Plan must cease further purchases In Company securities in the Plan for six months, or the securities so distributed must be held by that Participant six months prior to disposition. However, extraordinary distributions of all of the Company's securities held by the Plan and distributions in connection with death, retirement, disability, termination of employment, or a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules under those acts, are not subject to this requirement. An officer or director Participant who ceases participation in the Plan may not participate in the Plan for at least six months.

14.      When do a Participant's accounts become distributable?

A Participant's vested interest in the Plan attributable to the Company contributions will be retained and kept invested in the trust fund until the Participant retires, becomes totally disabled, dies, or otherwise terminates employment with the Company.

15.      What are the benefits payable when benefits become distributable?

Generally, distributions of a Participant's vested Account will be made in cash. However, at the election of the Participant, the portion of the Participant's vested Account which is invested in Company common stock will be distributed in whole shares of Company stock.

If the Participant's vested Account exceeds $5,000, upon the Participant's written consent, the Participant's total vested Account balance will be distributed as follows:


January 1, 2000                        -11-

         (a) Upon retirement, disability, or termination of employment, a Participant's Account attributable to Participant contributions, plus any earnings thereon, are distributed to the Participant in a lump sum if the Participant makes a request for distribution to the Plan Committee at least two weeks prior to the end of the six-month period ending June 30 or December 31 after the Participant terminates employment. Distribution of a Participant's account attributable to Participant contributions will be made as soon as possible after the close of the six month period.

         (b) If a Participant terminates employment because of retirement or total disability, the Participant may receive, commencing not later than 60 days after the close of the Plan Year in which the Participant's termination of employment occurred, the Participant's entire interest in the Plan in either (a) one lump sum or (b) annual installments over a 5-year period. If the Participant dies before receiving all of the Participant's vested interest, the remaining installments will be paid to the Participant's beneficiary.

         (c) If the Participant dies while a Participant, the Participant's interest under the Plan will be distributed to the Participant's beneficiary as soon as administratively feasible following the Participant's death in either (a) a one lump sum or (b) annual installments over a 5-year period, as elected by the beneficiary.

          (d) If the Participant terminates employment for any reason other than retirement, total disability, or death, the Participant's vested interest in the Company's contributions to the Plan will be distributed in either (a) a lump sum or (b) annual installments over a 5-year period beginning within 60 days after the end of the Plan Year in which the Participant terminates employment, or after any later year, as elected by the Participant.

         (e) If a Participant satisfies the years of service requirement for early retirement age, the Participant's vested interest in the Plan will be distributed within 60 days after the end of the Plan Year in which the Participant attains early retirement age if that date is earlier than the date on which a Participant's vested interest is otherwise distributable.

If the Participant's vested Account is less than $5,000, distribution will be made under the preceding paragraphs without the Participant's consent.

         (a)      What is a Participant's retirement date?

                  A Participant's normal retirement date as a Participant will be the last day of the calendar quarter in which the Participant reaches age 65. Upon application to and approval by the Plan Committee, a Participant may retire for purposes of this Plan any time after age 59 1/2 with ten years of service. Benefits must commence the later of the year following the year in which the Participant attains age 70 1/2 or the year the Participant retires.


January 1, 2000                        -12-

                  Other retirement rules apply to the qualified contribution feature of the Plan. Each employee should consult with his or her tax advisor on the specifics.

         (b)      What is total disability?

                  Total disability means a disability that permanently renders a Participant unable to perform usual duties of employment with the Company, as determined by a physician selected by the Plan Committee, and which results in the Participant's termination of employment with the Company.

16.      May I borrow money from the Plan?

The Committee has established a uniform and nondiscriminatory policy for making participant loans. Loans are available to all Plan participants if the participant meets the credit-worthiness and financial need requirements that would be considered in a normal commercial setting by an entity in the business of making similar types of loans. All loans under the Plan to any individual participant may not exceed the lesser of (a) $50,000, reduced by the Participant's highest outstanding loan balance during the year before the loan date, or (b) the greater of $10,000 or one-half of the value of the participant's vested Account balance.

Loans from this Plan are subject to several conditions that you must meet and to which you must agree. Ask the Plan Administrator for the Participant Loan Policy form for more information on participant loans.

17.      How does a Participant designate a beneficiary?

A Participant may designate a beneficiary on the Employee Stock Purchase Plan Enrollment Form which is to be filed with the Plan Administrator. It is important to keep a current beneficiary designated on the Employee Stock Purchase Plan Enrollment Form at all times so that this important asset will be handled according to the Participant's wishes. The form may be changed at any time. If a Participant fails to designate a beneficiary or if the beneficiary or beneficiaries that have been designated die before a Participant does, the Participant's interest in the Plan will be paid to the Participant's surviving spouse, or if none, the personal representative of the Participant's estate.

If a Participant is married and designates a beneficiary other than his or her spouse, the spouse must sign a special consent form witnessed by a member of the Plan Committee or a notary public, in order for benefits to be paid to the other designated beneficiary. Both the beneficiary form and the special consent form are available from the Plan Administrator.

18. What remedy does a Participant have if the Participant's benefits under the Plan are denied?

A claim for benefits may be filed with the Plan Administrator by the Participant, by the Participant's beneficiary or by a duly authorized representative. The Plan Committee will review the claim and will


January 1, 2000                        -13-
notify the claimant whether such claim has been granted or denied within 90 days after receipt of such claim unless special circumstances require an extension of time for processing the claim. If an extension is required, the claimant will be notified in writing before expiration of the initial 90-day period. If the claim is denied, the claimant will receive a written notice explaining the denial in detail. The claimant may file with the Plan Committee a written request for review of the claim within 60 days after the Participant is notified of the denial. When the claimant files a request for review, the Company will appoint a claims reviewer who will make and explain the reviewer's decision on the claim to the claimant within 60 days of receipt of the claimant's request unless special circumstances require an extension of time for processing, in which case a decision will be made not later than 120 days after receipt of the claimant's request. If an extension is necessary, the claimant will receive written notice of the extension prior to the expiration of the 60-day period after the first denial.

19.      What other rights does a Participant have under the law?

A participant is entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA provides that all Participants will be entitled to:

         (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, all Plan documents, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as the Plan's annual report and other reports as required under ERISA and Plan descriptions.

         (b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

         (c) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary report.

         (d) Obtain a statement telling the Participant whether the Participant has a right to receive a pension at normal retirement age (age 65) and if so, what the benefits would be at normal retirement age if the Participant stops working under the Plan now. If the Participant does not have a right to a pension, a statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

In addition to creating rights for Participants, ERISA imposes duties upon those persons who are responsible for the operation of the employee benefit plan. The persons who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Participants and beneficiaries. No one, including the Participant's employer, or any other person, may fire a Participant or otherwise discriminate against a Participant in any way to prevent a Participant from obtaining a pension benefit or exercising a Participant's rights under ERISA.


January 1, 2000                        -14-

If a Participant's claim for a pension benefit is denied in whole or in part, the Participant must receive a written explanation of the reason for the denial. A Participant has the right to have the Plan Committee review and reconsider a Participant's claim. Under ERISA there are steps a Participant can take to enforce these rights. For instance, if a Participant requests materials from the Plan and does not receive them within 30 days, the Participant may file suit in the federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $110 a day until the Participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If a Participant has a claim for benefits which is denied or ignored, in whole or in part, the Participant may file suit in a state or federal court. If it should happen that the Plan's fiduciaries misuse the Plan's money, or if a Participant is discriminated against for asserting the Participant's rights, the Participant may seek assistance from the U.S. Department of Labor, or a Participant may file suit in a federal court. The court will decide who should pay court costs and legal fees. If a Participant is successful, the court may order the person the Participant has sued to pay these costs and fees. If a Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the Participant's claim is frivolous.

If the Participant has any questions about the Plan, the Participant should contact the Plan Administrator. If the Participant has any questions about the Participant's statement or about the Participant's rights under ERISA, the Participant should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

20.      What other provisions are important to a Participant?

         (a) The Plan has been designated to allow a Participant, in the discretion of the Plan Committee, to rollover distributions from another qualified retirement plan to this Plan and to rollover a Participant's share in this Plan to another qualified plan. Because the rules concerning such rollover are extremely complex, the Participant must consult directly with the Plan Administrator if the Participant desires to make a rollover contribution to this Plan or any other plan. Any rollover contributions which a Participant makes to this Plan will not be considered as Participant contributions for purposes of matching Company contributions (i.e., ---- the Company will not match rollover contributions). Because of certain Internal Revenue Code prohibitions, a Participant cannot rollover an Individual Retirement Account ("IRA") into this Plan except for certain conduit IRAs that are made up of the proceeds from another qualified pension plan.

         (b) A Participant cannot assign or encumber any of the benefits which the Participant may expect to receive under the Plan, nor can any of a Participant's share in Company contributions be made subject to the claim of any creditor.


January 1, 2000                        -15-

          (c) If the Plan Committee is unable to locate a Participant or the Participant's beneficiary when the Participant's interest under the Plan becomes distributable, a custodial account to hold the Participant's interest will be established until it is claimed or until proof of the Participant's death is received. After a period of time, the Trustee may charge reasonable fees against such inactive accounts which may eventually result in the depletion or total loss of the custodial account. Therefore, when a Participant terminates employment, it is important to keep the Plan Committee informed concerning the Participant's current address.

         (d) Participation in the Plan does not confer upon a Participant any right of continued employment.

         (e) The Company expects to continue this Plan indefinitely; however, to protect the Company against unforeseen conditions, the Company reserves the right to reduce contributions or amend or terminate the Plan (by action of the Board of Directors) in whole or in part at any time. If the Plan is terminated, the balance of Participant's account attributable to Company contributions will be 100 percent vested (nonforfeitable).

         (f) Benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation because the Plan is an individual account plan not covered by the statutory insurance provisions.

         (g) The Plan may have very substantial tax advantages to an employee as a Participant. A Participant may wish to consult a tax advisor regarding the Plan.

         (h) A Participant may wish to consult his or her tax advisor as to the IRA rules if the Participant is eligible to actively participate in an employer-sponsored plan.


January 1, 2000                        -16-

                IMPORTANT NAMES, ADDRESSES AND OTHER INFORMATION

1. Plan Administrator: Responsibilities - General day-to-day operations, statement of benefits to Participants.
                  ALFRED J. WALKER, Vice-President and Chief Accounting Officer General Communication, Inc.
                  2550 Denali Street, Suite 1000
                  Anchorage, AK  99503
                  Business Phone:  (907) 265-5628

         Contact with regard to: Day-to-day operation of Plan, update on Participant contributions.

         Forms to be filed with Plan Administrator: Plan Enrollment Forms, Change Requests, Withdrawal Requests.

2. Plan Committee: Responsibilities - Interpretation, application and decision-making responsibilities with regard to eligibility, vesting and distribution.

         Names:   Manuel Hernandez          c/o General Communication, Inc.
                  Valerie Longeski          2550 Denali Street, Suite 1000
                  Jimmy Sipes               Anchorage, AK  99503
                  Tami Graff
                  Mark Sorvoja

         Contact with regard to: Questions of eligibility, vesting and distribution.

3.       Trustee:  Responsibility - Administration of Participant contributions.

                           Board of Directors, General Communication, Inc.

4. Agent for Legal Process: Board of Directors or Plan Administrator at the following address:
                           General Communication, Inc.
                           2550 Denali Street, Suite 1000
                           Anchorage, AK  99503

5. Companies whose employees are covered by the Plan: General Communication, Inc. and its subsidiaries and their subsidiaries.

6.       Plan Federal ID Number:  92-0072737, Plan 001.

7.       Request for information:  Plan Administrator.


January 1, 2000                        -17-

                                                                     EXHIBIT 5.4

                       WOHLFORTH, VASSAR, JOHNSON & BRECHT
                           A PROFESSIONAL CORPORATION
JULIUS J. BRECHT                                                     TELEPHONE
CHERYL RAWLS BROOKING                                               907.276.6401
CYNTHIA L. CARTLEDGE
ROBERT M. JOHNSON                ATTORNEYS AT LAW                    FACSIMILE
BRADLEY E. MEYEN                                                   907.276.5093
KENNETH E. VASSAR          900 WEST 5TH AVENUE, SUITE 600
MARSHALL T. WHITE
ERIC E. WOHLFORTH          ANCHORAGE, ALASKA 99501-2048

                                September 1, 2000


Ronald A. Duncan, President
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska  99503

         Re: Opinion As To Legality of Shares To Be Issued Pursuant To General Communication, Inc. Qualified Employee Stock Purchase Plan;
                  Our File No. 618.0629

Dear Mr. Duncan:

         You have requested an opinion from this firm on behalf of General Communication, Inc. ("Company"), in connection with shares of common stock of the Company ("Shares") to be allocated and issued in conjunction with the Company's revised Qualified Employee Stock Purchase Plan ("Plan").

         It is this firm's understanding that the facts surrounding these proposed transactions are represented by the Company as follows ("Facts"):

         1. The Plan was adopted by the board of directors of the Company ("Board") by resolution at its December 17, 1986 meeting called and conducted in accordance with the Restated Articles of Incorporation and Bylaws of the Company ("Articles" and "Bylaws", respectively), and the Plan was approved by the Company's then sole shareholder, Western Tele-Communications, Inc., by resolution at the Company's shareholder meeting held on December 17, 1986; and the Plan was later amended by the Board on June 4, 1992 to comply with changes to the federal Rule 16b-3; on March 24, 1993 the Board approved an increased allocation of stock to the Plan in the amount of 700,000 shares of Class A common stock and 100,000 shares of Class B

General Communication, Inc.
Registration Statement (S-8)

     Ronald A. Duncan, President
     General Communication, Inc.
     Re: Opinion As To Legality of Shares To Be Issued
              Pursuant To General Communication, Inc.
              Qualified Employee Stock Purchase Plan
     September 1, 2000
     Page 2

                  common stock, on October 20, 1994 to comply with the Internal Revenue Code of 1986, as amended, and The Plan was amended by the Board to allow participating eligible employees to choose to invest in securities other than the common stock of the Company; on February 9, 1995 the Board approved an increased allocation of stock to the Plan in the amount of 800,000 shares of Class A common stock; on September 1, 1995 the Plan was amended by the Board to comply with provisions of the Internal Revenue Code of 1986, as amended, primarily related to investment responsibility and the relationship between the Plan Committee and the Trustee; on June 25, 1998, the Board approved amendments to the Plan dealing with hardship withdrawals and rollover contributions; on October 30, 1998, the Board approved an increased allocation of stock to the Plan in the form of the Shares, i.e., 2,000,000 shares of Class A and 400,000 shares of Class B common stock; and on May 10, 2000, the Board approved an increased allocation of stock to the Plan in the form of the Shares, i.e., 2,500,000 shares of Class A common stock;

         2. The Articles provide that the Company has the power to issue and sell any stock and further expressly provides for the issuance of Class A common stock and Class B common stock;

         3. The Plan provides for the acquisition of Class A and Class B common stock of the Company by the Plan on behalf of qualified employees, and there are shares available for issuance by the Company under the Plan and pursuant to the Articles;

         4. The material provisions of the Articles and Bylaws pertaining to the issuance of Class A common stock in effect as of the date of this letter were those in effect as of May 10, 2000;

         5. The Company was incorporated as an Alaska corporation and received a Certificate of Incorporation dated July 16, 1979 from the Alaska Department of Commerce and Economic Development;


General Communication, Inc.
Registration Statement (S-8)

     Ronald A. Duncan, President
     General Communication, Inc.
     Re: Opinion As To Legality of Shares To Be Issued
              Pursuant To General Communication, Inc.
              Qualified Employee Stock Purchase Plan
     September 1, 2000
     Page 3

         6. The Company is in good standing with respect to the reporting and corporation tax requirements of the Alaska Corporations Code to which the Company is subject, and the Company is otherwise validly existing as an Alaska corporation pursuant to the laws of the State of Alaska with all requisite powers to own property and to conduct its business in the manner contemplated by the Articles and Bylaws;

         Copies of the Articles and Bylaws, as amended and revised, respectively, Certificate of Incorporation, as restated, the above referenced resolutions, and the Plan have been delivered to this firm. We have reviewed these documents. The Articles provide that the Company is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under the Alaska Corporations Code.

         Based upon the foregoing Facts, we are of the opinion as follows. Assuming due compliance with applicable federal and state securities laws, (1) the Shares will, when issued through the Plan, represent newly created and legally issued, fully paid, and non-assessable shares of Class A common stock in the Company and (2) each holder of a Share will be entitled to the benefits of a shareholder pro rata based on ownership of outstanding shares of the respective class of common stock of the Company.

         This letter must not be quoted or referred to in the Company's financial statements or provided to persons other than the officers and directors of the Company without prior consultation with us or our prior written consent. The firm is aware of the Company's intent to and consents to the use of this letter as an exhibit in an amendment to Form S-8 registration with the Securities and Exchange Commission pertaining to the Shares to be allocated to the Plan.

                                            Sincerely,

                                            WOHLFORTH, VASSAR,
                                            JOHNSON & BRECHT

                                                     /S/

                                            Julius J. Brecht
JJB/neb


General Communication, Inc.
Registration Statement (S-8)

                                                                    EXHIBIT 23.1





                            CONSENT OF LEGAL COUNSEL





         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special counsel to General Communication, Inc. in the preparation of the Prospectus and the rendering of certain opinions including an opinion as to the legality of the shares.


                                                     WOHLFORTH, VASSAR, JOHNSON
                                                     & BRECHT,
                                                     A Professional Corporation


                                                              /S/


Anchorage, Alaska

September 1, 2000


General Communication, Inc.
Registration Statement (S-8)

                                                                    EXHIBIT 23.2





                            CONSENT OF LEGAL COUNSEL





         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special tax counsel to General Communication, Inc. in the preparation of the Prospectus.


                                           HARRIS, MERICLE, & WAKAYAMA, P.L.L.C.


                                                /S/

Seattle, Washington

September 1, 2000


General Communication, Inc.
Registration Statement (S-8)

                                                                    EXHIBIT 23.3






                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
General Communication, Inc.:


We consent to incorporation by reference of our report dated March 10, 2000, on the consolidated financial statements and schedule of General Communication, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 which appear in the December 31, 1999 annual report on Form 10-K of General Communication, Inc. and our report dated June 5, 2000, on the financial statements of the General Communication, Inc. Qualified Employee Stock Purchase Plan as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 which appear in the December 31, 1999 annual report on Form 11-K and to the reference to our firm under the heading "Experts" in the prospectus.

                                            KPMG LLP

                                            /S/

Anchorage, Alaska
September 1, 2000


General Communication, Inc.
Registration Statement (S-8)

                                                                    EXHIBIT 99.4


                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors contained in the minutes of its meeting attached hereto as Exhibit 99.4A is a true and correct copy of that resolution as contained in those minutes duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on January 22, 1999.

         Executed this 31st day of August, 2000 at Anchorage, Alaska.



                                                    GENERAL COMMUNICATION, INC.



                                                    By:      /S/
                                                       John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 31st day of August, 2000.



                                                             /S/
                                                    Notary Public in and for
                                                    Alaska
                                                    My Commission Expires:


General Communication, Inc.
Registration Statement (S-8)

                                                                   EXHIBIT 99.4A


                                BOARD RESOLUTION

                  RESOLVED, that the Board of Directors of General Communication, Inc. ("Company") hereby appoints Mark Sorvoja to replace Susan Bowers as a member of the Plan Committee for the Company's Revised Qualified Employee Stock Purchase Plan, effective as of January 22, 1999.


General Communication, Inc.
Registration Statement (S-8)